As filed with the Securities and Exchange Commission on September 27, 2007

File No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPORTS PROPERTIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	74-3223265
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(212) 328-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew M. Murstein

437 Madison Avenue

New York, New York 10022

(212) 328-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William H. Gump, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019-6099 (212) 728-8000 (212) 728-8111—Facsimile	Gregg A. Noel, Esq. Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600—Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Unit(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant(2)	23,000,000 Units	$10.00	$230,000,000	$ 7,061.00
Shares of Common Stock included as part of the Units(2)	23,000,000 Shares	—	—	— (3)
Warrants included as part of the Units(2)	23,000,000 Warrants	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Units(4)	23,000,000 Shares	$7.50	$172,500,000	$ 5,295.75
Total			$402,500,000	$12,356.75

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,000,000 units, comprised of 3,000,000 shares of common stock and 3,000,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 27, 2007

Prospectus

20,000,000 Units

Sports Properties Acquisition Corp.

$200,000,000

Sports Properties Acquisition Corp. is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses in the sports, leisure or entertainment industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. Although we intend to focus on identifying acquisition candidates in the sports, leisure or entertainment industries and we will not initially actively seek to identify acquisition candidates in other industries, in the event that an opportunity is presented to us in another industry, we may consider pursuing that opportunity if we conclude that it represents a more attractive investment opportunity for us. In addition, if, after having expended a reasonable amount of time and effort to identify an acquisition candidate in the sports, leisure or entertainment industries which we deem to be attractive, we are unable to identify such a candidate, we may then decide to more actively seek opportunities in other industries.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2008 [one year from the date of this prospectus] , and will expire on                     , 2011 [four years from the date of this prospectus] , or earlier upon redemption.

We have granted Banc of America Securities LLC a 30-day option to purchase up to 3,000,000 additional units solely to cover over-allotments, if any (over and above the 20,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol “HMR.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols “HMR” and “HMR.WS”, respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves risk. See “ Risk Factors” beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds Before Expenses
Per Unit	$10.00	$0.70	$9.30
Total	$200,000,000	$14,000,000	$186,000,000

(1)	Includes deferred underwriting discounts and commissions of 3% of the gross proceeds, or $0.30 per unit ($6,000,000), payable to the underwriters only upon consummation of a business combination.

Of the net proceeds from this offering and the private placement of the founder warrants that are described in this prospectus and which are to be financed from certain of our founding stockholders’ funds, $196,075,000 ($9.80 per unit) will be deposited into a trust account (of which $6,000,000 or $0.30 per unit is attributable to the underwriters’ discounts and commissions) maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred fees. All of the funds held in trust (net of taxes and amounts disbursed for working capital purposes) will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. In accordance with Delaware law, we will liquidate as promptly as possible and distribute only to our public stockholders the amount, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by Medallion Financial Corp., in our trust account (including any accrued interest) plus any remaining net assets if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus].

We are offering the units for sale on a firm-commitment basis. Banc of America Securities LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2007.

Banc of America Securities LLC

The date of this prospectus is •, 2007.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with the different information. We are not making an offer to these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Sports Properties Acquisition Corp., our logo and other trademarks mentioned in this prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our”, “company” or “our company” refer to Sports Properties Acquisition Corp.;

•

references to our “founding stockholders” refer to Medallion Financial Corp. and certain of our directors, officers and advisors who have purchased, as of the date of this prospectus, shares of common stock;

•	references to “Medallion” refer to Medallion Financial Corp.;

•

references to our “founder warrants” refer to the 5,000,000 warrants to be purchased by certain of our founding stockholders in the private placement which will close immediately prior to the effective date of this prospectus at the price of $1.00 per warrant;

•

references to “business combination” mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 30% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition;

•

references to “public stockholders” refer to holders of common stock sold as part of the units in this offering or in the public market, including the founding stockholders to the extent that they purchase or acquire such shares of common stock;

•	references to our “officers” refer to executive officers and non-executive officers of Sports Properties Acquisition Corp.; and

•	unless expressly stated to the contrary, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Company

We are a blank check company organized under the laws of the State of Delaware on July 3, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more domestic or international operating businesses. We intend to focus our efforts on companies that create, produce, deliver, distribute, market content, products and services pertaining to the sports, leisure or entertainment industries. We intend to identify acquisition opportunities where we can leverage the experience and relationships of our management team and board of directors to enhance the value of the acquired company’s product and service offerings.

We believe the demand for sports, leisure and entertainment related content, services and products presents attractive opportunities for growth and value creation. This demand is supported by highly visible revenue streams resulting from, among other things, advanced ticketing, media, sponsor, advertising and concession activities, many of which constitute contractually obligated income, as evidenced by multi-year, fixed or escalating licensing agreements, some of which can be structured for twenty (20) or more years. In addition, the branded aspects of the sports, leisure and entertainment industries can attract a loyal customer base and bring with them less volatility and more sustainable, long-term growth attributes. The sports, leisure and entertainment industries are large and complex and include companies that create, produce, deliver, distribute, market content, products and services, including:

•

existing or new sports franchises and teams involved in the major sports leagues in the United States (NFL, NBA, MLB and NHL, as well as NASCAR) and other leagues organized around professional and amateur sports;

•	existing or new sports leagues;

•	ownership and operation of sports-related facilities and venues;

•	stadium and venue construction and management companies;

•

professional services, including event and facility management, concession and ticket sale management, talent representation, sponsorship, endorsements, consulting and marketing, travel and tour management;

•	entertainment-related licensed programming, other programming, publications, Internet services, data and information;

•	sports-related advertising and marketing services;

•	sporting goods, apparel and related products, including licensed goods (licensed by leagues or teams) or manufactured goods;

•	internet-related sports content, including fantasy sports leagues;

•	interactive sports, entertainment and gaming companies;

•	recreation or tourism-related companies; and

•	investment in the expansion of the major and other sports leagues into international markets including China and Japan.

We plan to direct our efforts on identifying companies for potential acquisition that include at least one of the following characteristics:

•	an underperforming business that we believe could increase its performance with changes in operations or strategy, incremental investment or management expertise;

•	an undercapitalized business;

•	a business serving sports, leisure or entertainment properties or a sports, leisure or entertainment property that may be better served by our management’s extensive industry contacts; or

•	a business that currently is capitalizing or has the potential to capitalize on growth internationally in sports activities and consumption.

We will utilize the collective experience and expertise of our management team, board of directors and advisory board to identify potential target acquisitions in these areas. We intend to employ a disciplined approach to identifying, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, penetrate complementary markets, drive sales growth or introduce new products.

Our management team has extensive knowledge of the various branches of the sports, leisure and entertainment industries and leadership experience in the private and public sectors critical in identifying, negotiating the acquisition of and managing a target business, including management, operations, finance, government, real estate and marketing.

•

Tony Tavares, President and Chief Executive Officer, is the former CEO and President of SMG, a premier management company engaged in the private management of stadiums, arenas, theaters and convention facilities in the U.S., Europe and Pacific Rim. He has served as president of several Major League Baseball franchises, most recently the Montreal Expos and Washington Nationals. Mr. Tavares, who was personally selected by Major League Baseball, successfully relocated the Expos to Washington, DC, implemented management changes, personnel restructuring, and facilities improvements. He subsequently sold the franchise for $450 million, creating incremental value of over $325 million. Mr. Tavares previously served as the President and CEO of Disney Sports Enterprises, successfully launching and operating the Mighty Ducks of Anaheim, an NHL expansion franchise, and leading negotiations for the acquisition of the California Angels.

•

Jack Kemp, Chairman, was the Republican Vice Presidential candidate in 1996. He played 13 years as a quarterback in the American Football League and National Football League, followed by election to the United States House of Representatives for 18 years before serving as Secretary of Housing and Urban Development (“HUD”) from 1989 to 1993. Mr. Kemp currently serves on the boards of Six Flags, Inc., Oracle Corp., Hawk Corp. and InPhonic, Inc.

•

Andrew Murstein, Vice Chairman and Secretary, has served as the President and a director of Medallion Financial Corp., a publicly traded investment company, since its IPO in 1996. He is also its largest shareholder. Under Mr. Murstein’s guidance, Medallion has invested over $3 billion in various companies and industries.

•	Richard Mack, Director, is a senior partner at Apollo Real Estate Advisors, one of the largest private equity and real estate funds in the U.S. with over $8 billion invested globally.

•

Henry Aaron, Director, has an unmatched reputation as one of the world’s most respected sports ambassadors. A member of Major League Baseball’s Hall of Fame, he held the title of Major League Baseball’s all-time leader in home runs for 33 years and currently is the all-time leader in total bases and RBIs. He is currently an executive with the Atlanta Braves and a recipient of the Presidential Medal of Honor, which was bestowed on him by President George W. Bush.

•

Mario Cuomo, Director, is a former three-term Governor of the State of New York. He has extensive relationships within and working knowledge of government and public / private partnerships, and as Governor oversaw annual state budgets in excess of $10 billion.

•

Randel Vataha, Advisor, is a former Stanford football player and NFL wide receiver. He is also a former USFL team owner, and, together with Robert Caporale, has owned and operated Game Plan LLC, the first and oldest sports only investment bank in the U.S. since 1995. Game Plan provides consulting, financial advisory and investment banking services with respect to acquisition, sale and financing transactions in the sports industry. He has personally been involved in more than 100 sports-related transactions including transactions involving teams such as the Boston Celtics, L.A. Dodgers, and Montreal Canadiens, arenas such as the Ford Center, representation and marketing firms such as Bob Woolf Associates and Kelly Management in their sale to Octagon and as an advisor to numerous minor league transactions such as Mandalay Baseball Holdings in connection with the sale of an equity interest to Seaport Capital Partners II, L.P.

•

Robert Caporale, Advisor, is a former sports and entertainment law attorney who has represented a number of professional sports leagues and franchises. He is also a former USFL team owner, and, together with Mr. Vataha, has owned and operated Game Plan since 1995.

However, the results of the prior business ventures of our officers and directors are not necessarily indicative of our company’s future performance or results.

Although we intend to focus on identifying acquisition candidates in the sports, leisure and entertainment industries and we will not initially actively seek to identify acquisition candidates in other industries, in the event that an opportunity is presented to us in another industry, we may consider pursuing that opportunity if we conclude that it represents a more attractive investment opportunity for us. In addition, if, after having expended a reasonable amount of time and effort to identify an acquisition candidate in the sports, leisure and entertainment industries which we deem to be attractive, we are unable to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain:

•	what opportunities, if any, in industries outside of the target industry may be presented to us;

•	how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the target industries; or

•	which other industries we may choose to examine with the objective of identifying a favorable investment opportunity.

To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target acquisition or had any discussions, formal or otherwise, with respect to such a transaction. Our officers and directors each have extensive relationships within the sports, leisure and entertainment industries, which we believe will provide us with access to a broad range of targets. Nevertheless, from the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination on our behalf. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders. While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

The fair market value of a target acquisition will be determined by our board of directors based upon the financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but do not intend to acquire less than a majority interest (less than 50% of the voting securities of such target business). If we acquire only a majority interest of a target business or businesses, the interest in the business that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount). In such case that we acquire a less than 100% ownership interest, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers. We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law or by regulation of the American Stock Exchange, we would seek stockholder approval of such financing. In the absence of a requirement by law or a regulation of the American Stock Exchange (for example, if such financing involves the issuance of common stock or securities convertible into common stock which could result in an increase in our outstanding common stock of 20% or more), we would not seek separate stockholder approval of such financing since the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets held in trust at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within the sports, leisure and entertainment industries or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these industries or that we will be able to engage in a business combination with a target business on favorable terms.

Conflicts

The discretion of our officers, directors and advisors, some of whom are also officers, directors or advisors of other companies, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Whether or not any member of our management team remains with our company following our consummation of a business combination depends on whether or not each person is offered a management role with the resulting company in connection with the negotiation of the business combination. As a result, our officers and directors may also face a conflict of interest when the composition of the team that will manage the company after consummation of a business combination is negotiated. Nevertheless, our management’s ability to remain with the company following consummation of a business combination will not be the determining factor in our decision whether or not to proceed with any particular potential business combination.

Our principal executive offices are located at 437 Madison Avenue, New York, New York 10022 and our telephone number is (212) 328-2100.

The Offering

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”), containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering and private placement	5,000,000 shares[1]

Number to be outstanding after this offering and private placement	25,000,000 shares[2]

Warrants:

Number outstanding before this offering and private placement	0 warrants

Number to be outstanding after this offering and private placement	25,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

Exercise period

The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants. The warrants will become exercisable on the later of:

•	the completion of a business combination, and

•	, 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on , 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (other than the founder warrants):

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

[1]	Does not include 750,000 shares issued to the founding stockholders which are subject to forfeiture, at no cost, to the extent the underwriters’ over-allotment is not exercised.
[2]	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture, at no cost, of 750,000 shares previously sold to our founding stockholders.

In addition, we may not redeem the warrants (including those warrants to be sold to certain of our founding stockholders in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

Private Placement

Certain of our founding stockholders have agreed to purchase 5,000,000 founder warrants prior to the effective date of this prospectus at the price of $1.00 per warrant for a total purchase price of $5,000,000, all of which are to be financed from the funds of such founding stockholders and not borrowed funds. The founder warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5,000,000 purchase price of the founder warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the founder warrants will become worthless. See “Proposed Business—Effecting a business combination—Liquidation if no business combination” below.

The founder warrants have terms and provisions that are identical to the warrants being sold in this offering, except that (i) such founder warrants will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (ii) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the founder warrants will be non-redeemable so long as such founding stockholders hold them, and (iv) the founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

If any of the founding stockholders acquires units or warrants for his or its own account in this offering, including through the directed unit program, or in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holder(s) of the founder warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the founder warrants non-redeemable in order to provide the purchaser a potentially longer exercise period for those warrants because it will bear a higher risk than that of public warrantholders due to the fact the founder warrants are subject to transfer restrictions and to a longer holding period than that of the public warrantholders, and also to loss of investment upon liquidation, as described in the preceding paragraph. If our stock price declines in periods subsequent to a warrant redemption and the purchaser which initially acquired these warrants from us continues to hold the founder warrants, the value of those warrants still held by our founding stockholders may also decline.

Proposed AMEX symbols for our:

Units	“HMR.U”

Common stock	“HMR”

Warrants	“HMR.WS”

Offering proceeds to be held in trust

Of the proceeds of this offering, $196,075,000 ($9.80 per unit), which includes the underwriters’ deferred discount of $6,000,000 ($0.30 per unit), plus the proceeds from our private placement of founder warrants of $5,000,000 ($0.25 per unit), will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters’ deferred discount along with the placement of such deferred discount and the purchase price of the founder warrants in a trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completing an initial business combination. The proceeds held in a trust will not be released until the earlier of the completion of our business combination (with a target acquisition (or acquisitions)) whose fair market value is at least equal to 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition (or acquisitions) or liquidation of the company. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business combination and the negotiation of an agreement to acquire a business combination; provided, however, except that to the extent the trust account earns interest or we are deemed to have earned income therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto, or any franchise tax obligations, and to seek disbursements of net interest income up to an aggregate of $2,250,000, for working capital purposes. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $175,000 after the payment of the expenses relating to this offering) and up to $2,250,000 of net interest income earned on the trust account. This $175,000 and up to $2,250,000 of net interest income earned on the trust account will be reserved for working capital purposes, including funding no-shop provisions, due diligence, and other likely costs in a potential business combination. The underwriters have agreed to defer $6,000,000 of their underwriting discount, equal to 3% of the gross proceeds of the 20,000,000 units being offered to the public, until the consummation of a business combination.

Upon the consummation of a business combination, such deferred discount, reduced pro-rata by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $6,000,000 of deferred underwriting discount held in the trust account, all of which shall be distributed to our public stockholders.

A portion of the funds not held in the trust account will be used to repay a loan made to us by Medallion to cover offering related expenses. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment to fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the company and liquidate our trust account. Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our founding stockholders and/or other directors and officers other than:

•	Repayment of a $200,000 interest-free loan made by Medallion to cover offering expenses; and

•	Reimbursement for any expenses incident to the offering and finding a suitable business combination.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination

We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. Public stockholders may vote against a business combination and exercise their conversion rights described below. In connection with the vote required for our business combination, our founding stockholders have agreed to vote the shares of common stock owned by each of them immediately before this offering or acquired in this offering, including through the directed unit program, in accordance with the majority of the shares of common stock voted by the public stockholders. In connection with securities purchased after this offering, our founding stockholders have agreed to vote such shares of common stock in favor of a business combination.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both exercise their conversion rights described below and vote against the business combination. We will not propose a business combination to our stockholders that is conditioned on less than 30% of the public stockholders exercising their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights for stockholders voting to reject a business combination

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, plus interest earned on their portion of the trust account (net of taxes payable and amounts disbursed for working capital purposes), if the business combination is approved and completed. If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $6,000,000 ($0.30 per share) of deferred underwriting discount held in the trust account. Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination; each stockholder must also affirmatively exercise its conversion rights in order to receive its pro rata share of the trust account. However, if public stockholders of 30% or more in interest of our shares of common stock vote against the business combination and elect to convert their shares of common stock, we will not proceed with such business combination. Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our founding stockholders are not entitled to convert any of their shares of common stock into a pro rata share of the trust account. However, shares of common stock acquired by any of our founding stockholders in or after this offering, including shares acquired through the directed unit program, will be entitled to a pro rata share of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time periods. Our founding stockholders will waive their rights to receive any share of the trust account upon such liquidation of the trust account with respect to the shares of common stock owned by each of them immediately prior to this offering or acquired in the private placement, including the shares of common stock underlying the founder warrants.

Liquidation if no business combination

If we have not consummated a business combination by                     , 2009 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Medallion has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us. We have an obligation to pursue indemnification from Medallion pursuant to the terms of its agreement with us. However, we cannot assure you that it will be able to satisfy those obligations, if it is required to do so. Further, Medallion is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $9.80, plus interest then held in the trust fund.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to all shares of common stock owned by each of them prior to this offering or purchased in the private placement, including the common stock underlying the founder warrants. In addition, the underwriters have agreed to waive their rights to the $6,000,000 of deferred underwriting discount deposited in the trust account in the event we liquidate prior to the completion of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust fund. To the extent such funds are not available, Medallion has agreed to advance us the necessary funds (currently anticipated to be no more than approximately $50,000 in the event that our corporate existence ceases by operation of law) and have agreed not to seek repayment for such expenses.

Amended and Restated Certificate of Incorporation

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and that investors will make an investment decision, relying, at least in part, on these provisions. Thus, we will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until                     , 2009 [24 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We will, nevertheless, be continued for a term of three years from the time our existence ceases, or for such longer period as the Delaware Court of Chancery shall in its discretion direct, for the purpose of prosecuting and defending suits by or against us and of enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. We cannot assure you that we will properly assess all liabilities with which we may potentially be charged. As such, our stockholders could potentially be liable for any of our obligations to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely liabilities to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate existence on                     , 2009 [24 months from the date of this prospectus] as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Escrow of founding stockholders’ securities

On the effective date of the registration statement, our founding stockholders will place the common stock and warrants that each of them owned before this offering or acquired in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes), while remaining in escrow these shares of common stock and warrants will not be transferable until one year after the consummation of a business combination at which time such shares of common stock will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus. Some of our other risks include the following:

•

We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

•

We have no available cash and working capital and Medallion has only committed to advance us funds necessary to complete this offering. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

•

The discretion of our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•

If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in trust may not be returned to you until                     , 2009 [24 months from the date of this prospectus].

•

If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our public stockholders may receive significantly less than $10.00 per share and our warrants will expire worthless.

•

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $9.80 per share held in trust.

•

Our ability to effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.

•

Our officers, directors, advisors, founding stockholders and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous economic and competitive developments.

•	Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.

•

We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target acquisitions with a fair market value equal to at least 80% of our net assets held in trust (excluding the amount held in the trust account representing the underwriters’ deferred compensation). We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	September 19, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$(144,593)	$190,357,289
Total assets	509,382	190,357,289
Total liabilities	402,093	—
Value of common stock which may be converted to cash (approximately $9.80 per share)(1)	—	58,799,990
Stockholders’ equity	107,289	131,557,299

(1)	If the business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights would be entitled to receive approximately $9.80 per share, which amount represents the net proceeds of this offering and the purchase price of the founder warrants.

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

The as adjusted working capital and total assets amounts include the $185,250,000 from the proceeds of the offering and the $5,000,000 purchase price of the founder warrants to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital and total assets amounts do not include the $6,000,000 being held in the trust account ($6,900,000 if the underwriters’ over-allotment option is exercised) representing the underwriters’ deferred discount. If we have not consummated a business combination by                     , 2009 [24 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including the amounts representing deferred underwriting discounts and commissions, any accrued interest, net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our founding stockholders have agreed to waive their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by each of them immediately prior to this offering or acquired in the private placement, including the shares of common stock underlying the founder warrants.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares of common stock sold in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to approximately 29.99% of the 20,000,000 shares of common stock sold in this offering, or 5,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.80, without taking into account interest earned on the trust account (net of amounts disbursed for working capital purposes and any taxes due on such interest, which taxes, if any, shall be paid from the trust account). The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest (net of taxes payable and amounts disbursed for working capital purposes), as of two business days prior to the proposed consummation of the business combination, divided by

•	the number of shares of common stock sold in the offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the sports, leisure or entertainment industries. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination.

We will liquidate if we do not consummate a business combination.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time periods. Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to the shares of common stock owned by each of them prior to this offering or acquired in the private placement, including the shares of common stock underlying the founder warrants. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation, which we currently estimate to be up to $50,000, from our remaining assets outside of the trust account. In addition, Medallion has agreed to indemnify us for all claims of any vendors, service providers or other entities that are owed money by us for services rendered, or contracted for, or products sold to us or the claims of any target businesses to the extent that we fail to obtain valid and enforceable waivers from such vendors, service providers, prospective target business or other entities in order to protect the amounts held in trust.

We cannot assure you that other provisions of our amended and restated certificate of incorporation will not be amended other than the time period during which we must consummate a business combination.

Although we believe that a vote to amend or waive any provision of our amended and restated certificate of incorporation would likely take place only to allow additional time to consummate a pending business combination, we cannot assure you that other provisions relating to our consummation of a business combination of our amended and restated certificate of incorporation will not be amended or waived by the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they elect to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.80 per share and our warrants will expire worthless.

We must complete a business combination with a fair market value of at least 80% of our net assets held in trust (net of taxes and other than the portion representing our underwriters’ deferred discount) at the time of such acquisition by                     , 2009 [24 months from the date of this prospectus]. If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our executive officers and directors) approximately $9.80 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts disbursed for working capital purposes), which includes $6,000,000 ($0.30 per unit) of deferred underwriting discounts and commissions and $5,000,000 ($0.25 per unit) of the purchase price of the founder warrants. Medallion has agreed to indemnify us for claims by any vendors, service providers or other entities that are owed money by us for services rendered, or contracted for, or products sold to us or the claims of any target businesses to the extent we do not obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities, in order to protect the amounts held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.80 per share. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time period. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination.”

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months from the date of this prospectus in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to the Company.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. In addition, we have agreed to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our founding stockholders with respect to any shares each of them owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. We allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until twenty four months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after our corporate existence terminates and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.80.

Our placing of funds in trust may not protect those funds from third party claims against us.

Third party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the approximately $9.80 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and liquidate the company, Medallion will be liable if we did not obtain a valid and enforceable waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you that Medallion will be able to satisfy those obligations. The indemnification provisions are set forth in a letter executed by Medallion. The letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Medallion will not be available.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $2,250,000 of net interest income earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our founding stockholders or another source to continue operating. The $175,000 not held in the trust account and up to $2,250,000 of net interest income earned on the trust account will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the acquisition agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our founding stockholders or another source to continue operations.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that they have a significant doubt about our ability to continue as a going concern unless we consummate this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our founding officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our founding officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our founding officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our founding officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers, directors and advisors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, our founding officers, directors and advisors negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our founding officers, directors and advisors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have, or cannot prepare, financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, approximately 116 similarly structured blank check companies have completed initial public offerings since the beginning of 2004, and numerous others have filed registration statements. Of these 116 similarly structured blank check companies, only 30 have consummated a business combination, while 27 others have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another 5 will be or have liquidated.

Accordingly, there are approximately 54 blank check companies with approximately $5.1 billion in trust and potentially an additional 46 blank check companies with approximately $7.3 billion in trust that have filed registration statements and are seeking, or will be seeking, to complete business combinations. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 57 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established, have capital available to them and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of sports-related properties, assets and entities. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management will evaluate the risks inherent in a particular target acquisition, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in trust (net of taxes and other than the portion representing our underwriters’ deferred discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target acquisition, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not identified a target acquisition.”

We may issue shares of common stock of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 50,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not identified a target acquisition.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturers’ financial condition and disputes between us and our co-venturers.

We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners or co-investors may also seek similar acquisition targets as us and we may be in competition with them for such acquisition targets. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners or co-venturers. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, and/or members of other entities, who we anticipate we will have access to on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers will have entered into employment or consultant agreements with us. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target acquisition may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target acquisition, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

Our officers, directors and advisors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers, directors and advisors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers, directors and advisors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of see the section below entitled “Management—Conflicts of Interest”.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers, directors, advisors or founding stockholders which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our officers, directors, advisors or founding stockholders, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our officers, directors, advisors or founding stockholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

Medallion’s status as a business development company under the Investment Company Act of 1940 may result in a conflict of interest in determining whether a particular target acquisition structure is appropriate for a business combination.

Medallion has elected to be treated as a business development company, or BDC, under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, Medallion is subject to restrictions on its ability to invest in companies that are not “eligible portfolio companies” under the 1940 Act, and Medallion could face material adverse consequences if it were to violate those restrictions. Upon consummation of this offering, Medallion believes that it will be able to treat its investment in us as an investment in an eligible portfolio company on the basis that it controls us, and, as a result of exercising a controlling influence over our management or policies, has at least one affiliate serving as a member of our board of directors. Under the 1940 Act, control is defined as the power to exercise a controlling influence over our management or policies. Although control does not require ownership of a particular percentage of securities, the 1940 Act contains a rebuttable presumption that a party who owns 25% or more of the voting securities of a company has control of such company. In structuring a business combination, to the extent that Medallion desires to continue to treat its investment in us as an investment in an eligible portfolio company, Medallion’s desire may influence its motivation, and those of its officers and directors who are also our officers and directors, in identifying and selecting a target business and completing a business combination. For example, Medallion may desire to retain one or more board seats or to own a minimum percentage interest in us. If a transaction structure required us to issue additional shares of our common stock as part of the consideration, it could cause Medallion to lose control of us unless Medallion purchased additional shares of us in open market purchases or in private placements from us, which could adversely affect Medallion. Similarly, if a transaction would result in the removal of one or more of the Medallion representatives on our board, Medallion might be unable to exercise a controlling influence over our policies or management and, in the event of the removal of all of the Medallion representatives on our board, Medallion would be unable to treat its investment in us as an investment in an eligible portfolio company. As a result, the interest of Medallion in maintaining ownership of a large percentage of our outstanding voting securities or the ability to retain one or more of its affiliates as members of our board of directors may cause Medallion’s interests with respect to a potential business combination to differ from the best interests of our stockholders. Consequently, the discretion to be exercised by those officers and directors of Medallion who are also our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest, in the event that Medallion still wants to treat us as an eligible portfolio company.

Our officers, directors, advisors and founding stockholders currently are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors, advisors or founding stockholders have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers, directors, advisors and founding stockholders may in the future become affiliated with additional entities, including other “blank check” companies which may be engaged in activities similar to those intended to be conducted by us. Additionally, officers, directors, advisors and founding stockholders may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved. However, prior to the effective date of this prospectus each of our officers, directors and advisors will enter into an agreement with us and with the underwriter(s) whereby he agrees to present to us, prior to presentation to any other person or entity, opportunities to acquire entities, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer, director or advisor, subject to any pre-existing fiduciary or contractual obligation he has. Medallion will also enter into an agreement with us and with the underwriter(s) whereby it agrees to present to us, prior to its own consideration or presentation to any other person or entity, opportunities to acquire entities in the sports, leisure or entertainment industries that, in its reasonable discretion, have a value equal to or exceeding 80% of our total assets held in trust at the time that Medallion becomes aware of such opportunity. The terms of these agreements may only be modified or waived by written instrument executed and delivered by the party against whom such modification or waiver is to be enforced. There can be no assurance that any such terms will not be modified or waived, which could result in the presentment of business opportunities to other entities before a presentment to us; provided, however, neither we nor the underwriters has any current intentions to permit such a modification or amendment.

Accordingly, because of their pre-existing fiduciary duties or a waiver by us of the terms of these agreements, our officers, directors, advisors and founding stockholders may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our founding stockholders currently own shares of our common stock which will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Our founding stockholders own shares of our common stock that were issued prior to this offering, but have waived their rights to receive distributions with respect to those shares of common stock upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, certain of our founding stockholders have agreed to purchase 5,000,000 warrants directly from us in a private placement transaction prior to the effective date of this prospectus at a purchase price of $1.00 per warrant for a purchase price of $5,000,000. The shares of common stock acquired prior to this offering and any warrants owned by any founding stockholder will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target acquisition that is not in the best interests of our stockholders.

The requirement that we complete a business combination by                     , 2009 [24 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by                     , 2009 [24 months from the date of this prospectus] may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than just what is in the best interest of our stockholders.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Other than with respect to the business combination, our officers, directors, securityholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Currently, Messrs. Murstein and Hall, our Vice Chairman and Secretary and our Chief Financial Officer, respectively, are President and Chief Financial Officer, respectively, of Medallion, one of our directors, Richard Mack, is a Managing Director of Apollo Real Estate Investment Funds, and Messrs. Vataha and Caporale, our advisors, are President and Chairman, respectively, of Game Plan LLC, a sports only investment bank. Accordingly, such parties may have an interest in certain transactions such as strategic partnering or joint venturing in which we are involved, and may also compete with us or advise other entities seeking to engage in a business combination with the same target as our company.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our common stock becomes subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of less than $5,000,000 and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to these “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (excluding $6,000,000 held in the trust account which represents deferred underwriting discounts and commissions) will provide us with approximately $190,075,000 which will be held in trust and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target acquisition to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target acquisition that we can afford to acquire, or the obligation to convert into cash a significant number of shares of common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target acquisition candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination.”

Medallion controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, Medallion will own approximately 18.1% of our issued and outstanding common stock. This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow Medallion to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of Medallion and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the Company, may be more difficult to accomplish.

We could be liable for up to the amount of the purchase price of the founder warrants plus interest to certain of our founding stockholders, or their designees, who will purchase the founder warrants in a private placement conducted concurrently with this offering.

We have agreed to sell in a private placement occurring immediately prior to the effective date of this prospectus 5,000,000 founder warrants to certain of our founding stockholders. This private placement of $5,000,000 in founder warrants is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the founder warrants. If this offering were deemed to be a general solicitation with respect to the founder warrants, the offer and sale of such warrants would not be exempt from registration and the purchaser of those warrants could have a right to rescind its purchase. The rescinding purchaser could seek to recover the purchase price paid, with interest, or if it no longer owns the warrants, to receive damages. The founder warrants purchase agreements contain provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the founder warrants and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by each purchaser of the founder warrants, although it is unclear whether these waivers and indemnifications would be enforceable.

If we redeem our public warrants, the founder warrants, which are non redeemable, could provide the purchaser thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the founder warrants not being subject to the redemption features that our publicly-held warrants are subject to, a holder of the founder warrants, or its permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Prior to the consummation of this offering, after giving effect to the forfeiture, at no cost, of 750,000 shares from our founding stockholders, assuming the underwriters’ over-allotment is not exercised, our founding stockholders will have paid an aggregate of $57,500, or approximately $.01 per share, for their 5,000,000 shares of common stock issued and outstanding prior to this offering and the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founding stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.8% or $3.08 per share (the difference between the pro forma net tangible book value per share of $6.92, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business transaction.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 20,000,000 shares of common stock. In addition, we have also agreed to issue up to an additional 3,000,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to Banc of America Securities LLC is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our founding stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to effect a business combination.

Our founding stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares of common stock or warrants are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. If our founding stockholders exercise their registration rights with respect to all of their shares of common stock beneficially owned by them as of the date of this prospectus, then there will be an additional 5,000,000 shares of common stock eligible for trading in the public market (assuming no exercise of the underwriters’ over-allotment option and the forfeiture, at no cost, of 750,000 shares previously sold to our founding stockholders). Further, prior to the effective date of this prospectus, certain of our founding stockholders will purchase in a private placement 5,000,000 founder warrants, respectively, that are identical to the units and warrants being sold in this offering, respectively, except that (i) such founder warrants will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (ii) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the founder warrants will be non-redeemable so long as such founding stockholders hold them, and (iv) the founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. If all of the founder warrants are exercised, there will be an additional 5,000,000 shares of our common stock eligible for trading in the public market.

The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

The lack of synergy from an acquisition could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other advisors. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as that 30% or more of our public stockholders vote against the business combination and opt to have us redeem their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Among the factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, were:

•	the history and prospects of companies whose principal business is the acquisition of other businesses;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets;

•	our executive officers’ estimate of our operating expenses for the next 24 months; and

•	other factors deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the propriety of expenses incurred on our behalf subject to reimbursement.

Although we believe that three of the members of our board of directors are “independent” under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets held in trust (net of taxes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our securityholders to sell their securities in certain states.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Limitations on a target business’ ability to protect its intellectual property rights, including its trade secrets, could cause a loss in revenue and any competitive advantage.

A target business’ products or services, and the processes it uses to produce or provide them, might have been granted U.S. patent protection, might have patent applications pending or might be trade secrets. After a business combination, our business may be adversely affected if our patents are unenforceable, the claims allowed under our patents are not sufficient to protect our technology, our patent applications are denied, or our trade secrets are not adequately protected. Our competitors may be able to develop technology independently that is similar to ours without infringing on our patents or gaining access to our trade secrets.

We may be subject to litigation if another party claims that we have infringed upon its intellectual property rights.

The tools, techniques, methodologies, programs and components that a target business uses in order to provide its services may infringe upon the intellectual property rights of others. Infringement claims generally result in significant legal and other costs and may distract management from running its core business. Royalty payments under licenses from third parties, if available, would increase costs. If a license were not available we might not be able to continue providing a particular product or service, which would reduce our post business combination revenue. Additionally, developing non-infringing technologies would increase our costs.

We may be subject to uninsured claims and litigation which could adversely impact our operating results.

After a business combination, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

Income taxes could adversely affect a target business’ operations.

A target business may have operations in countries other than the United States. Consequently, we could be subject to the jurisdiction of a significant number of taxing authorities. The income earned in these various jurisdictions is taxed on differing bases, including net income actually earned, net income deemed earned, and revenue-based tax withholding. The final determination of our tax liabilities involves the interpretation of local tax laws, tax treaties, and related authorities in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Changes in the operating environment, including changes in tax law and currency/repatriation controls, could impact the determination of our tax liabilities for a tax year.

Foreign exchange and currency risks could adversely affect our revenues and operating expenses.

After a business combination, a portion of our revenue and operating expenses may be in foreign currencies. As a result, we would be subject to significant risks, including:

•	foreign exchange risks resulting from changes in foreign exchange rates and the implementation of exchange controls; and

•	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

We may conduct business in countries that have nontraded or “soft” currencies which, because of their restricted or limited trading markets, may be more difficult to exchange for “hard” currency. We may accumulate cash in soft currencies, and we may be limited in our ability to convert our profits into United States dollars or to repatriate the profits from those countries.

We may selectively use hedging transactions to limit our exposure to risks from doing business in foreign currencies. For those currencies that are not readily convertible, our ability to hedge our exposure would be limited because financial hedge instruments for those currencies are nonexistent or limited. Our ability to hedge would also be limited because pricing of hedging instruments, where they exist, is often volatile and not necessarily efficient.

In addition, the value of the derivative instruments could be impacted by:

•	adverse movements in foreign exchange rates;

•	interest rates;

•	commodity prices; or

•	the value and time period of the derivative being different than the exposures or cash flows being hedged.

Risks Related to the Sports, Leisure and Entertainment Industries

Our business is expected to be focused on the presentation and marketing of sporting events, contests, exhibitions, games, and related products, so our risk factors include those factors that impact, either positively or negatively, the markets for such products. The key risk factors currently influencing the sports market are discussed below.

Because our focus on the sports, leisure and entertainment industries is unique to the type of business model we are pursuing, we cannot predict success or failure based on the history of these types of ventures.

The majority of blank check companies such as ours pursue opportunities for merger in growth industries such as health care, technology, biotechnology, manufacturing, retail, media, telecommunications, logistics, and, more recently, homeland security. We are not aware of another blank check company that has pursued an investment in the sports, leisure and entertainment industries. As a result, our plan targets an industry with risks that are difficult to gauge, including the likelihood that we will be able to acquire a company, the short-term profitability of the company or franchise that we acquire, and our ability to raise additional capital should additional fundraising be necessary.

In consideration of concerns over corporate power struggles and other negative aspects of public ownership, the Major Four Sports leagues have either written or unwritten rules that strictly limit public ownership of professional teams, which could compel us to structure a transaction to give our company a minority interest or abandon an acquisition altogether.

The professional leagues of the Major Four Sports place substantial restrictions on the ability of teams to either go public or be owned by a public company which has as its sole purpose the owning of the professional sports team. While Major League Baseball does not formally prohibit public ownership of its teams, MLB’s constitution requires 75% of owners to vote on the approval of a change of control of any of its teams and has an informal policy requiring a single individual to control at least 90% of the team’s voting interests. The National Football League has an informal NFL policy forbidding teams from taking their companies public or selling to public companies, and this rule has been questioned by at least one federal appellate court. Within the past year, a group of Pittsburgh-area businessmen and politicians announced that they would sue to allow public ownership of the Pittsburgh Penguins, challenging an NHL policy prohibiting public ownership. The National Basketball Association requires a single individual to own at least 15% of an NBA team and, generally, have exclusive authority to manage its operations and act on its behalf. The NBA also has a policy requiring league approval of transfers of more than 10% of a team’s ownership interests. Many of these restrictions on public ownership and free transferability of interests in sports teams have been challenged as violations of the federal antitrust laws, but these challenges have been unsuccessful. We may not have sufficient funds to mount a legal challenge to any of these rules. In addition, another bidder who is not publicly held may be preferred in any auction situation as a result of this vulnerability. As a result, these restrictions could prohibit our acquisition of a professional sports team operating in one of the Major Four Sports or could force us to adopt an ownership structure that limits our ability to control the day-to-day operations of such team or is otherwise not optimal for our public stockholders.

The small number of public offerings employed by sports franchises in the Major Four Sports are different public offerings from our business model, making it difficult for our company to use their success or lack thereof as a predictor for the success of our plan for raising the capital necessary to effect a business combination.

In the past two decades, several professional sports teams have engaged in public offerings, including the NFL’s Green Bay Packers, the NBA’s Boston Celtics, MLB’s Cleveland Indians, and the NHL’s Florida Panthers. However, each of these public offerings were marketed extensively to fans with the sales pitch of the emotional satisfaction of owning part of one’s favorite team. For example, the Packers have been publicly owned since 1923; however, they are non-profit, do not pay dividends to their shareholders, their stock does not increase in value, and public shareholders can receive only a minimal redemption price for their shares. The Cleveland Indians public offering was structured so that the private owners would retain 99% of all voting power through a superclass of shares. Florida Panthers owner Wayne Huizenga, on the night of the Panthers’ initial public offering, explained the reasons why an individual would buy his company’s shares—“[y]ou buy these stocks because you love the sport or want to be part of owning a team in your local community.” Because we have not and will not prior to this offering identify a target franchise or a target sport, and because we expect to be controlled by public ownership, we will be pursuing a strategy that is very different from the business model used by the franchises discussed in this paragraph. Further, since our strategy is unique and different from the strategies employed by the teams discussed above, we strongly caution you against using the results of their public offerings as a predictor for the success of our fundraising activities.

The professional sports industry is dependent on the services of highly-skilled professional athletes, and throughout recent history, there has been a substantial number of costly labor disputes and work stoppages which cause not only the obvious impact to the presentation of sporting events, but also to all of the related branches of the sports, leisure and entertainment industries discussed in the Prospectus Summary.

Beginning with the rapid growth of player salaries in the Major Four Sports in the 1970s, labor disputes and work stoppages have become much more common over the past several decades, including the players’ strike that resulted in the cancellation of the 1994 World Series and the owners’ lockout that resulted in the cancellation of the entire 2005 National Hockey League season. Major League Baseball has suffered a total of eight work stoppages, both strikes and lockouts, since 1970. The NFL and NBA have also experienced work stoppages during this period, with the last NFL work stoppage resulting in cancellation of one week of games and the use of replacement athletes for three weeks of games during the 1987 season. The last NBA work stoppage was a lockout beginning in July 1998 that lasted 191 days. Each work stoppage cost owners of the affected sports teams millions of dollars of lost revenue. The absence of competitive play during a work stoppage may also result in a significant loss of revenue for broadcasting outlets and businesses selling team apparel or other sports merchandise. If we are able to successfully acquire a professional sports franchise or a business related to a sports franchise, we cannot assure you that there will not be further work stoppages that would adversely affect our profitability.

The sports, leisure and entertainment industries are highly cyclical, which may affect our future performance and ability to sell our products and, in turn, hurt our profitability.

Certain sports, leisure and entertainment products and services are relatively expensive and buyers may defer purchases of such products and services during periods of economic weakness. Conversely, during periods of economic strength, sports, leisure and entertainment sales frequently exceed expectations. As a consequence, revenues and earnings for sports, leisure and entertainment companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of these industries, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect the business, financial condition, and results of operations of any target businesses that we may acquire.

The speculative nature of the entertainment industry may result in our inability to produce products or services that receive sufficient market acceptance for us to be successful.

Certain segments of the entertainment industry are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, we may be unable to produce products or services that receive sufficient market acceptance for us to be successful.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

The sports, leisure and entertainment industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	our liquidation prior to a business combination;

•	the reduction of the proceeds held in trust due to third party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital shares or incurrence of debt to complete a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by Medallion of a substantial interest in us;

•	the adverse effect the outstanding warrants may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our founding stockholders;

•	the lack of a market for our securities;

•	our being deemed an investment company;

•	our dependence on our key personnel;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	our dependence on a single company after our business combination;

•	business and market outlook;

•	our growth as a whole;

•	our and our customers’ business strategies;

•	our competitive position;

•	outcomes of legal proceedings;

•	expected results of operations and/or financial position;

•	future effective tax rates; and

•	compliance with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$200,000,000	$230,000,000
Proceeds from sale of founder warrants	5,000,000	5,000,000

Total gross proceeds	$205,000,000	$235,000,000

Offering expenses(1)
Underwriting discount(2)	14,000,000	16,100,000
Legal fees and expenses	450,000	450,000
Printing and engraving expenses	200,000	200,000
Accounting fees and expenses	200,000	200,000
SEC registration fee	12,357	12,357
FINRA filing fee	40,750	40,750
AMEX listing fees	75,000	75,000
Miscellaneous expenses	271,893	271,893

Total offering expenses(3)	$14,750,000	$16,850,000

Net proceeds from offering and from sale of founder warrants	$190,250,000	218,150,000

Net offering proceeds not held in trust	175,000	175,000

Net proceeds from offering and from sale of founder warrants held in trust for our benefit	$190,075,000	$217,975,000

Deferred underwriting discounts held in trust	6,000,000	6,900,000

Total amounts in trust	$196,075,000	224,875,000

Percentage of offering gross proceeds in trust	98.0%	97.8%

	Amount	Percentage
Use of net proceeds not held in trust and up to $2,250,000 of interest earned on the trust account (net of taxes) released to us for working capital purposes
Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$1,000,000	41.2%
Due diligence of prospective target businesses	600,000	24.7%
Legal and accounting fees relating to SEC reporting obligations	400,000	16.5%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	425,000	17.5%

Total(4)	$2,425,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee and AMEX listing fee, has been paid from the $200,000 loan from Medallion, as further described below. These funds will be repaid out of the net proceeds of this offering not being deposited in the trust account upon consummation of this offering.
(2)

Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3%, or $6,000,000 to be held in trust ($6,900,000 if the underwriter’s over-allotment option is exercised in full) until consummation of a business combination. Upon the consummation of a business combination, such deferred discount, net of amounts paid to stockholders who both vote against the business combination and exercise their conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)	Excludes the $500,000 of offering expenses for which the underwriters have agreed to reimburse us.
(4)	The amount of proceeds not held in trust, excluding disbursements from the trust account of interest income, net of related taxes, will remain constant at $175,000 even if the over-allotment is exercised. We currently estimate that we would require up to $50,000 should our corporate existence cease to exist on , 2009 [24 months from the date of this prospectus] to liquidate the company in the event we do not consummate a business combination. We will be permitted to seek disbursements from the trust account of interest income, net of taxes payable on all interest income earned on the trust account, up to an aggregate of $2,250,000 for working capital purposes.

Of the net proceeds of this offering, $185,075,000 (or $212,975,000 if the over-allotment option is exercised in full) plus $5,000,000 from the purchase of founder warrants, for an aggregate of $190,075,000 (or $217,975,000 if the over-allotment is exercised in full) will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $6,000,000 (or $6,900,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to the underwriters’ discount will be deposited into such trustee account for a total amount in trust of $196,075,000 (or $224,875,000 if the over-allotment is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto or any franchise tax obligations. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ discount). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target acquisition having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 30% of the public stockholders voting against the business combination and electing their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”

We have agreed to pay Medallion a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the area surrounding our offices in New York City, the fee charged by Medallion is at least as favorable as we could have obtained from an unaffiliated third party.

We intend to use the $175,000 of net proceeds not held in trust and up to $2,250,000 of net interest income earned on the trust account for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, reverse break up fees (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by                     , 2009 [24 months from the date of this prospectus]. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that the interest income will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, to make other acquisitions and to pursue our growth strategy.

In the event that third party indebtedness is used to pay a portion of the expenses of this offering, Medallion would be personally liable for the repayment of such indebtedness. Medallion has advanced to us a total of approximately $352,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, AMEX application and listing fees, blue sky filing fees and legal and audit fees and expenses. The loan will be payable without interest on the earlier of September 4, 2008, or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not held in trust.

The proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account, even at an interest rate of 4% (up to $2,250,000 interest income, net of taxes payable on all interest income earned on the trust account), during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on                     , 2009 [24 months from the date of this prospectus] and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $2,425,000 in the aggregate, comprised of $175,000 of net proceeds not held in trust plus up to $2,250,000 of net interest income. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such case, we would need to obtain additional funds from our founding stockholders or another source to continue operations. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

We will pay Medallion a fee of $7,500 per month for office space and administrative services. Our Chief Executive Officer, Tony Tavares, is the President and Chief Executive Officer of ProEminent Sports, LLC. Pursuant to a consulting agreement between ProEminent Sports, LLC and Medallion Financial Corp., Mr. Tavares acts as a consultant to Medallion Financial Corp. for sports related investments and, included within the scope of his duties is his service to us. Our advisors, Robert Caporale and Randel Vataha, are Chairman and President, respectively, and each own 50% of the membership interests, of Game Plan LLC. Medallion Financial Corp. is party to an agreement with Game Plan LLC pursuant to which Game Plan LLC will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the sports, entertainment and leisure industries. We may separately engage Game Plan LLC in the future to provide consulting services to us in connection with identifying a target business in the sports, entertainment and leisure industries and consummating a business combination with such a target business. Our Vice Chairman and Secretary, Andrew M. Murstein, also serves as the President of Medallion Financial Corp. Our Chief Financial Officer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion Financial Corp. Other than the fees under these agreements and under any future agreement with Game Plan LLC into which we may enter and the compensation paid by Medallion Financial Corp. to these officers and advisors, no compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or stockholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table to “Legal, accounting and other expenses,” “Due diligence of prospective target acquisitions” and “Working capital.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder (but not our founding stockholders with respect to any shares of our common stock owned by each of them immediately before this offering) will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts disbursed for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder converts his shares of common stock into cash in connection with a business combination that the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our founding stockholders, directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in trust excluding any accrued interest thereon, net of amounts paid to stockholders who both vote against the business combination and exercise their conversion rights. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At September 19, 2007, our net tangible book value was a deficiency of $144,593. After giving effect to the sale of 20,000,000 shares of common stock included in the units and the sale of the 5,000,000 founder warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at September 19, 2007 would have been $131,557,299 or $6.92 per share, representing an immediate increase in net tangible book value of $6.95 per share to our founding stockholders and an immediate dilution of $3.08 per share or 30.8% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $58,799,990 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our founding stockholders, nor any of our other directors and officers to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.03)
Increase attributable to new investors	6.95
Pro forma net tangible book value after this offering		6.92

Dilution to new investors		$3.08

The following table sets forth information with respect to our founding stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Founding stockholders(1)	5,000,000	20%	$57,500.029%		$0.012
New investors	20,000,000	80%	200,000,000	99.971%	$10.000

	25,000,000	100%	$200,057,500	100%

(1)	After giving effect to the forfeiture, at no cost, of 750,000 shares by our founding stockholders, assuming the underwriters’ over-allotment option is not exercised.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(144,593)
Net proceeds from this offering and sale of founder warrants(1)	190,250,000
Offering costs paid in advance and excluded from net tangible book value before this offering	251,882
Less: Proceeds from this offering and sale of founder warrants held in trust subject to conversion to cash ($9.80 × 5,999,999 shares)	$(58,799,990)

$131,557,299

Denominator:
Shares of common stock outstanding prior to this offering(2)	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares of common stock subject to conversion (20,000,000 × 29.99%)	(5,999,999)

19,000,001

(1)	Net of underwriters’ discounts and commissions (including $6,000,000 of deferred underwriting discounts and commissions) and other offering expenses.
(2)	After giving effect to the forfeiture, at no cost, of 750,000 shares by our founding stockholders, assuming the underwriters’ over-allotment option is not exercised.

CAPITALIZATION

The following table sets forth our capitalization at September 19, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of founder warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	September 19, 2007
	Actual	As Adjusted(1)
Note payable to Medallion(2)	$200,000	$—
Underwriter Fee Payable(3)	—	6,000,000
Common Stock subject to possible conversion(4)	—	58,799,990

Liabilities	$200,000	$64,799,990

Preferred stock, $0.001 par value, 1,000,000 shares of common stock authorized; none issued or outstanding	$—	—
Common stock, $0.001 par value, 100,000,000 shares of common stock authorized; 5,750,000 shares of common stock issued and outstanding; 19,000,001 shares of common stock issued and outstanding, as adjusted(5)	5,750	19,000
Additional paid-in capital(6)	106,539	131,543,299
Deficit accumulated during the development stage	(5,000)	(5,000)

Total stockholders’ equity	$107,289	$131,557,299

Total capitalization	$307,289	$196,357,289

(1)	Assumes full payment to the underwriters of the underwriters’ discount out of the proposed offering, and excludes proceeds from exercise of any warrant. Assumes no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture, at no cost, of 750,000 shares previously sold to our founding stockholders.
(2)	Note payable to Medallion is payable on the earlier of September 4, 2008 or on the consummation of this offering with respect to the $200,000 loan from Medallion.
(3)	Represents deferred underwriting discounts and commissions of 3% of the gross proceeds, or $0.30 per unit ($6,000,000).
(4)	Includes 5,999,999 shares of common stock which are subject to possible conversion. If we consummate a business combination, the conversion rights afforded to our public stockholders (but not to our founding stockholders, nor to any of our other directors and officers to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering.
(5)	Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Excludes 5,999,999 shares of common stock which are subject to possible conversion. If we consummate a business combination, the conversion rights afforded to our public stockholders (but not to our founding stockholders, nor to any of our other directors and officers to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering.
(6)	The as adjusted column includes $5,000,000 payable prior to the effective date of this prospectus from the purchase of the founder warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on July 3, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the sports, leisure or entertainment industries. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of founder warrants in the private placement will be approximately $196,075,000 (or $224,875,000 if the underwriters’

over- allotment option is exercised in full). This entire amount will be held in trust. $175,000 will not be held in trust. We intend to use substantially all of the net proceeds of this offering and the private placement of founder warrants, including the funds held in the trust account, to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $2,250,000 in interest income on the trust account, net of taxes payable on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the property and asset locations that represent prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the target acquisition to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $600,000 of expenses for the due diligence and investigation of a target acquisition, $1,000,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the office space and administrative services ($7,500 per month for 24 months), $400,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and approximately $245,000 for general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, which we currently estimate to be up to $50,000 if our corporate existence terminates on                     , 2009 [24 months from the date of this prospectus], and including approximately $             for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

As of the date of this prospectus, Medallion has advanced an aggregate of approximately $352,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of September 4, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds not held in trust.

The public warrants and the founder warrants are not subject to net cash settlement in the event we are unable to maintain an effective 1933 Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above. Except for the founder warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. If a holder of public warrants does not, or is not able to, exercise such warrants, such warrants will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19. We will therefore account for the warrants as equity.

PROPOSED BUSINESS

We are a blank check company organized under the laws of the State of Delaware on July 3, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more domestic or international operating businesses. We intend to focus our efforts on companies that create, produce, deliver, distribute, market content, products and services pertaining to the sports, leisure or entertainment industry. We intend to identify acquisition opportunities where we can leverage the experience and relationships of our management team and board of directors to enhance the value of the acquired company’s product and service offerings.

We believe the demand for sports, leisure and entertainment related content, services and products presents attractive opportunities for growth and value creation. This demand is supported by highly visible revenue streams resulting from, among other things, advanced ticketing, media, sponsor, advertising and concession activities, many of which constitute contractually obligated income, as evidenced by multi-year, fixed or escalating licensing agreements, some of which can be structured for twenty (20) or more years. In addition, the branded aspects of the sports, leisure and entertainment industries can attract a loyal customer base and bring with them less volatility and more sustainable, long-term growth attributes. The sports, leisure and entertainment industries are large and complex and include companies that create, produce, deliver, distribute, market content, products and services, including:

•

existing or new sports franchises and teams involved in the major sports leagues in the United States (NFL, NBA, MLB and NHL, as well as NASCAR) and other leagues organized around professional and amateur sports;

•	existing or new sports leagues;

•	ownership and operation of sports-related facilities and venues;

•	stadium and venue construction and management companies;

•

professional services, including event and facility management, concession and ticket sale management, talent representation, sponsorship, endorsements, consulting and marketing, travel and tour management;

•	entertainment-related licensed programming, other programming, publications, Internet services, data and information;

•	sports-related advertising and marketing services;

•	sporting goods, apparel and related products, including licensed goods (licensed by leagues or teams) or manufactured goods;

•	internet-related sports content, including fantasy sports leagues;

•	interactive sports, entertainment and gaming companies;

•	recreation or tourism-related companies; and

•	investment in the expansion of the major and other sports leagues into international markets including China and Japan.

We plan to direct our efforts on identifying companies for potential acquisition that include at least one of the following characteristics:

•	an underperforming business that we believe could increase its performance with changes in operations or strategy, incremental investment or management expertise;

•	an undercapitalized business;

•	a business serving sports, leisure or entertainment properties or a sports, leisure or entertainment property that may be better served by our management’s extensive industry contacts; or

•	a business that currently is capitalizing or has the potential to capitalize on growth internationally in sports activities and consumption.

We will utilize the collective experience and expertise of our management team, board of directors and advisors to identify potential target acquisitions in these areas. We intend to a disciplined approach to identifying, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, penetrate complementary markets, drive sales growth or introduce new products.

Although we intend to focus on identifying acquisition candidates in the sports, leisure and entertainment industries and we will not initially actively seek to identify acquisition candidates in other industries, in the event that an opportunity is presented to us in another industry, we may consider pursuing that opportunity if we conclude that it represents a more attractive investment opportunity for us. In addition, if, after having expended a reasonable amount of time and effort to identify an acquisition candidate in the sports, leisure and entertainment industries which we deem to be attractive, we are unable to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain:

•	what opportunities, if any, in industries outside of the target industries may be presented to us;

•	how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the target industries; or

•	which other industries we may choose to examine with the objective of identifying a favorable investment opportunity.

To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target acquisition or had any discussions, formal or otherwise, with respect to such a transaction. Our officers and directors each have extensive relationships within the sports, leisure and entertainment industries, which we believe will provide us with access to a broad range of targets. Nevertheless, from the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination on our behalf. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders. While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

The fair market value of a target acquisition will be determined by our board of directors based upon the financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but do not intend to acquire less than a majority interest (less than 50% of the voting securities of such target business). If we acquire only a majority interest of a target business or businesses, the interest in the business that we acquire must have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount). In such case that we acquire less than a 100% ownership interest, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers. We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law or by regulation of the American Stock Exchange, we would seek stockholder approval of such financing. In the absence of a requirement by law or a regulation of the American Stock Exchange (for example, if such financing involves the issuance of common stock or securities convertible into common stock which could result in an increase in our outstanding common stock of 20% or more), we would not seek separate stockholder approval of such financing since the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets held in trust at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within the sports, leisure and entertainment industries, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these industries or that we will be able to engage in a business combination with a target business on favorable terms.

Conflicts

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Whether or not any member of our management team remains with our company following our consummation of a business combination depends on whether or not each person is offered a management role with the resulting company in connection with the negotiation of the business combination. As a result, our officers and directors may also face a conflict of interest when the composition of the team that will manage the company after consummation of a business combination is negotiated. Nevertheless, our management’s ability to remain with the company following consummation of a business combination will not be the determining factor in our decision whether or not to proceed with any particular potential business combination.

Industry Trends

According to Price Waterhouse Coopers (“PWC”), the global sports, entertainment and leisure markets will, on a combined basis, be an approximately $350 billion market in 2007, and grow at a 6.1% compound annual growth rate (“CAGR”) through 2011. These addressable markets include revenues from the following sectors: sports, filmed entertainment, video games, theme parks and amusement parks, casino and other regulated gambling. Further, PWC estimates the U.S. sports, entertainment and leisure markets (defined to encompass the same categories previously mentioned) to be $170 billion in 2007, growing at a 5.7% CAGR. Key drivers of growth in entertainment spending include availability of content across multiple platforms, continued penetration of broadband and wireless, growth in the 18-to 49-year old demographic segment and sustained economic growth.

Specifically as it relates to the sports industry, the total global sports market, according to PWC, will be an approximately $100 billion market in 2007, and grow at a 5.6% CAGR through 2011, which includes revenues derived from gate receipts for live sporting events, rights fees paid by radio and television broadcasters and networks, merchandising, sponsorships and rights fees associated with Internet, mobile, satellite and other sports events. Further, PWC estimates the U.S. sports industry (defined to encompass the same categories previously mentioned) to be a $51.0 billion market in 2007, growing at a 5.9% CAGR through 2011. Key drivers of growth in this industry include increased attendance, competition in the media distribution market, which is fueling the demand for TV rights fees and leading to record-sized deals, as well as competition for sponsorship deals for venue and event naming rights. Also, global-scale large sporting events such as the FIFA World Cup in South Africa in 2010, the Beijing Olympics in the summer of 2008, and the 2010 winter Olympics in Vancouver are expected to drive large, cyclical revenue growth.

According to research performed by IBIS World Pty. Ltd. (“IBIS”), the U.S. spectator sports market alone in 2005 was a $29 billion market, encompassing sports teams, events and establishments, and all of the operations of sporting facilities, teams and events. Further, IBIS estimates the spectator sports market will grow at a compound annual rate of approximately 5.7% from 2006 to 2010.

According to IBIS research, event promotion (including the promotion of performing arts, sports and similar events) in the U.S. is expected to generate revenue of $8.1 billion in 2007 and grow at a 4.5% CAGR through 2012. This growth will be driven by positive consumer and business sentiments, increased event attendance and purchase of merchandise by consumers, and increased corporate advertising.

Management anticipates continued growth and opportunities for value creation to result from several trends, including:

•

Significant demand for sports-related franchises. There has been a continuing increase in attendance at sports and entertainment events, and many cities have expressed interest in having sports teams, including Las Vegas, Houston, Rochester, Orlando, Portland, Los Angeles, Oklahoma City, Kansas City, Hartford, Winnipeg and Seattle. A significant opportunity exists to establish new franchises, or relocate existing franchises. Members of our management team have prior experience in successfully acquiring, relocating and enhancing operations of franchises.

•

Significant growth for entertainment and leisure. There continues to be an increase in consumer-end spending on entertainment and leisure. Key drivers of growth include demand for high-definition DVDs, penetration of online DVD rental services, and growing consumer acceptance of broadband and wireless gaming distribution channels.

•

Vertical integration of media relationships have become opportunities for sports teams to enjoy the benefits of additional revenue streams; teams can earn both cable affiliate fees and advertising by setting up their own local or regional sports networks;

•

The emergence of mobile and other new media, including sports websites, sports satellite radio, and increased usage of mobile media, which are expected to provide access to a broader range of content globally and grow in excess of traditional media growth rates;

•

New facility construction is a way to drive team profits by optimizing revenue and attendance. Studies have shown that teams playing in brand new stadiums realize an increase in franchise value. Excluding college and minor league stadiums and arenas, a total of 26 professional sports facilities were opened between 2000 and 2006. New stadiums for professional baseball teams have been built to maximize revenue by decreasing capacity and installing an optimized mix of general and premium (i.e., club seats and luxury suites) seating. New stadium facilities also offer considerably more advertising and sponsorship opportunities;

•

International growth is expected to exceed growth in the U.S. market, driven by globalization, increased international access to U.S. professional sports through the Internet and satellite television content, increased participation of international players in U.S. professional sports teams, the exhibition of sports contests involving U.S. teams in Europe and the Pacific Rim and the location of professional sports franchises outside the U.S.

We believe that in this environment, our management team, senior advisors and board of directors will be able to leverage their extensive industry experience, knowledge and contacts to source and execute an acquisition.

Our Competitive Advantages

We believe that we possess several competitive strengths to source, evaluate and execute business combinations in our target sectors. We believe that the background, operating histories and experience of our management team, board of directors and advisors have equipped us not only to obtain access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target businesses. However, no guarantee can be given that our management, board of directors and advisors will be able to achieve results that are similar to the prior results described below, and investors should not place undue reliance upon past performance as indications of future performance.

Significant operating and negotiating experience

Our management team, board of directors and advisors bring extensive experience with operations, acquisitions, negotiations with leagues, owners, players and other employees of sports-related properties.

•

Tony Tavares, President and CEO, has successfully negotiated the acquisition and sale of, and implemented operational improvements to, several professional sports franchises, including The Mighty Ducks of Anaheim and The Washington Nationals. Additionally, Mr. Tavares served as the President and CEO of S.M.G., the premier management company engaged in the private management of stadiums, arenas, theaters and convention facilities in the United States, Europe and the Pacific Rim.

•	Jack Kemp, Chairman, served as a member of the United States Congress for 18 years following 13 years as a quarterback in the National Football League.

•	Henry Aaron, Director, is a member of the Major League Baseball Hall of Fame and Senior Vice President of the Atlanta Braves.

•

Messrs. Caporale and Vataha, Advisors, are co-founders and co-owners of Game Plan LLC, the first and oldest sports only investment bank in the U.S., since 1995 and have represented numerous sports leagues and franchises in a variety of transactions.

Established deal sourcing and relationship network

We believe management, our board of directors and our advisory board’s current positions, experience in the target industries and network of industry contacts will assist in providing access to opportunities for a potential initial business acquisition. These contacts and sources include executives of, and consultants engaged by, public and private businesses in our target sector, key decision makers of leagues, local government officials and business leaders, investment banks, attorneys, and accountants, among others, with knowledge of these industries. Our management team has developed long-standing market relationships throughout the sports, leisure and entertainment industries that will also help us to attract high quality talent as well as to identify and evaluate acquisition opportunities.

Operational, financial, acquisition and negotiating expertise

Our management team has extensive experience in the acquisition, restructuring, relocation and operation of sports related businesses. In addition, our board of directors brings additional relationships and experience to provide access to key decision makers and sources of opportunity. We believe this will enable us to successfully target and negotiate acquisitions, as well as enhance the value of an acquisition by enhancing operations, relocating, or pursing other ancillary revenue opportunities.

Attractive market opportunities

Although we have not yet identified any specific business combination candidates, we believe there are numerous candidates within the sports, leisure or entertainment industry that present opportunities for acquisition and value enhancement by our management team. Further, we believe there will be incremental opportunities to reposition acquired companies through relocation or restructuring, addition of ancillary products or services, monetization of undervalued assets, or addition of complementary operations through additional acquisitions.

Corporate Finance and Transactional Expertise

We believe that, given our management, board of directors and advisors’ transactional experience and network of contacts within both the target industries and financial community, our team has the ability to identify, source, negotiate, structure, and consummate strategic investments of various types, including business combinations, “add-on” acquisitions, joint ventures, and other strategic arrangements. Collectively, management and our directors and advisory board members have been involved in numerous transactions ranging in size from several million dollars to several billion dollars.

However, the results of the prior business ventures of our officers, directors and advisors are not necessarily indicative of our company’s future performance or results.

Effecting a Business Combination

General

We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the sports, leisure or entertainment industries. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, there are no limitations on the type of sports-related investments (including investments in securities of entities that own or finance sports-related activities) we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments (including investments in securities of entities that own or finance sports-related activities) in any location or product type.

We have not identified a target acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisition

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates in the sports, leisure and entertainment industries that we intend to target. Target acquisitions will be brought to our attention by our officers, directors and advisors, through their network of industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. Target acquisitions may also be brought to our attention by such unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers may also introduce us to target acquisitions they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. We will pay Medallion a fee of $7,500 per month for office space and administrative services. Our Chief Executive Officer, Tony Tavares, is the President and Chief Executive Officer

of ProEminent Sports, LLC. Pursuant to a consulting agreement between ProEminent Sports, LLC and Medallion Financial Corp., Mr. Tavares acts as a consultant to Medallion Financial Corp. for sports related investments and, included within the scope of his duties is his service to us. Our advisors, Robert Caporale and Randel Vataha, are Chairman and President, respectively, and each own 50% of the membership interests, of Game Plan LLC. Medallion Financial Corp. is party to an agreement with Game Plan LLC pursuant to which Game Plan LLC will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the sports, entertainment and leisure industries. We may separately engage Game Plan LLC in the future to provide consulting services to us in connection with identifying a target business in the sports, entertainment and leisure industries and consummating a business combination with such a target business. Our Vice Chairman and Secretary, Andrew M. Murstein, also serves as the President of Medallion Financial Corp. Our Chief Financial Officer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion Financial Corp. Other than the fees under these agreements and under any future agreement with Game Plan LLC into which we may enter and the compensation paid by Medallion Financial Corp. to these officers and advisors, in no event will any of our existing officers, directors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of a business combination.

Selection of a target acquisition and structuring of a business combination

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into the sports, leisure and entertainment industries;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target acquisition, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us or in connection with the consummation of the initial business combination.

Fair market value of target acquisition

The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount). To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination.

Prior to entering into an agreement for a target acquisition, the fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., stating whether the fair market value meets the 80% of net assets held in trust threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target acquisitions based upon generally accepted financial standards and have performed such evaluations for many transactions. Satisfaction of the 80% threshold is determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 80% of the net assets held in trust. Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such assets or stock equals at least 80% of our net assets held in trust excluding taxes, amounts disbursed for working capital and the deferred portion of the underwriter’s compensation.

Possible lack of business diversification

Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several sports-related businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the management of the target business

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for stockholder approval of business combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination, our founding stockholders have agreed to vote all of their shares of common stock owned by them prior to or acquired in this offering, or purchased in the private placement, in accordance with a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following completion of this offering, they will vote such acquired shares of common stock in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both vote against the business combination and exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer to each public stockholder (but not to our founding stockholders, nor to any of our other directors and officers to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our founding stockholders are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $5,000,000 from the purchase of the founder warrants by certain of our founding stockholders, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $9.80 or $0.20 less than the per-unit offering price of $10.00. Because the initial per share conversion price is approximately $9.80 per share (plus any interest net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $6,000,000 ($0.30 per share) of deferred underwriting discount held in the trust account.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder wishes to exercise his conversion rights, he must vote against the proposed business combination and, at the same time, demand that we convert his shares into cash by marking the appropriate space on the proxy card. If, notwithstanding a stockholder’s vote, the proposed business combination is consummated, then such stockholder will be entitled to receive a pro rata share of the trust account, including any interest earned thereon as of the date which is two business days prior to the proposed consummation of the business combination. If a stockholder exercises his conversion rights, then he will be exchanging his shares of our common stock for cash and will no longer own these shares of common stock. A stockholder will only be entitled to receive cash for these shares if he continues to hold these shares through the closing date of the proposed business combination and then tenders his stock certificate to us. If a stockholder converts his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof. If the proposed business combination is not consummated then a stockholder’s shares will not be converted into cash, even if such stockholder elected to convert.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until                     , 2009 [24 months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on                     , 2009 [24 months from the date of this prospectus] as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the completion of the offering. In the event we liquidate after termination of our existence by operation of law on                     , 2009 [24 months from the date of this prospectus], we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our founding stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by each of them immediately prior to this offering upon our liquidation prior to a business combination, including the common stock underlying the founder warrants. There will be no distribution with respect to our warrants which will expire worthless. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust fund, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our officers and directors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000 in the case of a liquidation after our termination of existence by operation of law on                     , 2009 [24 months from the date of this prospectus]) and have agreed not to seek repayment for such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.80 (of which approximately $0.30 per share is attributable to the underwriters’ discount), or $0.20 less than the per-unit offering price of $10.00. There can be no assurance that any converting stockholder will receive equal to or more than his, her or its full invested amount. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.80, plus interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Medallion has agreed, pursuant to an agreement with us that, if we liquidate prior to the consummation of a business combination, it will be liable only if a vendor, service provider, prospective target business or other entity does not provide a valid and enforceable waiver to any rights or claims to the trust account to pay debts and obligations to creditors. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount. Based on publicly available information and other information we have obtained from Medallion, we currently believe that it is of substantial means and capable of funding a shortfall in our trust account even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, that Medallion would be able to satisfy those obligations.

We will seek to reduce the possibility that Medallion will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to up to $2,425,000 (comprised of $175,000 available outside of the trust account from the offering proceeds and up to $2,250,000 interest income, net of taxes payable on all interest income earned on the trust account, which we may seek to withdraw from the trust account for working capital purposes) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on                     , 2009 [24 months from the date of this prospectus], currently estimated at up to $50,000). The indemnification provisions are set forth in the insider letter, dated as of                     , 2007, executed by Medallion. The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Medallion will not be available. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus], it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. Medallion has, however, agreed to indemnify us against claims from such vendors, service providers, prospective target businesses or other entities that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable. We have an obligation to pursue indemnification from Medallion pursuant to the terms of its agreement with us. Further, Medallion is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.80 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they elect to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. We may also experience competition from other yet unformed blank check companies or other entities seeking to consummate a business combination with a business in the sports, leisure or entertainment industries. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of businesses in the sports, leisure and entertainment industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target acquisitions:

•

our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•

the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets held in trust (net of taxes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•	our outstanding warrants, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical properties. Our headquarters are located at 437 Madison Avenue, New York, New York 10022. Upon consummation of this offering, the cost of this space will be included in the $7,500 per month fee Medallion will charge us for general and administrative service pursuant to a letter agreement between us and Medallion. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We have three executive officers: our President and Chief Executive Officer, Tony Tavares, our Chief Financial Officer, Larry D. Hall and our Vice Chairman and Secretary, Andrew M. Murstein. Our Chief Executive Officer, Tony Tavares, is an employee of ProEminent Sports, LLC. Pursuant to a consulting agreement between ProEminent Sports, LLC and Medallion Financial Corp., Mr. Tavares acts as a consultant to Medallion Financial Corp. for sports related investments and, included within the scope of his duties is his service to us. Our advisors, Robert Caporale and Randel E. Vataha, are Chairman and President, respectively, and each own 50% of, the membership interests of Game Plan LLC. Medallion Financial Corp. is party to an agreement with Game Plan LLC pursuant to which Game Plan LLC will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the sports, entertainment and leisure industries. We may separately engage Game Plan LLC in the future to provide consulting services to us in connection with identifying a target business in the sports, entertainment and leisure industries and consummating a business combination with such a target business. Our Vice Chairman and Secretary, Andrew M. Murstein, also serves as the President of Medallion Financial Corp. Our Chief Financial Officer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion Financial Corp. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependent upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target acquisition, or (ii) performing due diligence on one or more target acquisitions or (iii) completing the business combination for a selected target acquisition. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after [                    ]. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$196,075,000 of the net offering proceeds will be deposited into a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $185,075,000 from the net proceeds payable to us, $5,000,000 from the proceeds of the private placement of warrants to certain of our founding stockholders and $6,000,000 of the proceeds attributable to the underwriters’ discount.	$167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $196,075,000 of net offering proceeds held in trust will only be invested in United States “government securities’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target acquisition

The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition.

We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercisable only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares of common stock sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to convert his or her shares of common stock into his or her pro rata share of the trust account; provided that if holders of 30% or more of our outstanding common stock both elect to convert their shares of common stock and vote against the business combination, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	If we are unable to complete a business combination by , 2009 [24 months from the date of this prospectus], our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
investments constituting the trust
account and distribute the
proceeds to our public
stockholders, including any
interest earned on the trust
account not used to cover
liquidation expenses, net of
income taxes payable on such
interest and after distribution to
us of interest income on the trust
account balance as described in
the prospectus. However, if we
complete a business combination
within this time period, we will
amend this provision to allow for
our perpetual existence following
such business combination.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto, and to seek disbursements of net interest income up to an aggregate of $2,250,000, for working capital purposes. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see “Proposed Business—Liquidation if No Business Combination.”	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Jack Kemp	72	Chairman of the Board
Tony Tavares	58	President and Chief Executive Officer
Larry D. Hall	53	Chief Financial Officer
Andrew M. Murstein	43	Vice Chairman and Secretary
Henry L. Aaron	73	Director
Mario M. Cuomo	75	Director
Richard Mack	40	Director

Jack Kemp has served as our Chairman of the Board since our founding. He is also the Founder and Chairman of Kemp Partners, a strategic consulting firm, a position he has held since July 2002. From July 2004 to February 2005, Mr. Kemp was Co-Chairman of FreedomWorks Empower America, a grassroots advocacy organization. He was also a Co-Director of Empower America, a public policy institute, from January 1993 to July 2004. Mr. Kemp was the Vice Presidential candidate of the United States of America for the Republican Party in 1996. He also played 13 years as a quarterback in the NFL, followed by his election to the United States House of Representatives for 18 years before serving as Secretary of HUD from 1989 to 1993. Mr. Kemp currently serves on the boards of Six Flags, Inc., Oracle Corp., Hawk Corp. and InPhonic, Inc. Mr. Kemp received his B.A. in physical education from Occidental College in 1957.

Tony Tavares has served as our President and Chief Executive Officer since our founding. He is also the President and Chief Executive Officer of ProEminent Sports LLC, a sports and entertainment consulting firm retained by Medallion to assist it in connection with sports-related investments, including Medallion’s investment in us, a position he has held since October 2006. Prior to that, from January 2002 until October 2006, he served as President and Chief Executive Officer of the Baseball Expos Limited Partnership, the professional baseball team that operated as the Montreal Expos until relocating to Washington, D.C. as the Washington Nationals. Mr. Tavares has also served in other executive roles, including as former CEO and President of SMG and former head of Disney Sports Enterprises. Mr. Tavares received his B.S. in accounting from Roger Williams University.

Larry D. Hall has served as our Chief Financial Officer since our founding. He is also the Chief Financial Officer of Medallion Financial Corp., a position he has held since March 2004. Prior to that, he served as Medallion’s Acting Chief Financial Officer, beginning in July 2003. Prior to that, he served as Medallion’s Chief Accounting Officer, beginning in May 2001, and its Treasurer, beginning in October 2000. Mr. Hall was employed by Citibank as Vice President-Corporate Financial Control/Corporate Reporting and Analysis from October 1995 to October 2000. Mr. Hall was Vice President-Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President-Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987. Mr. Hall received his B.S. in business administration from the University of Southern California.

Andrew M. Murstein has served as our Vice Chairman and Secretary since our founding. He is President of Medallion Financial Corp., a position he has held since its founding in 1995. Mr. Murstein has also served as a director of Medallion since October 1997. He also currently serves and has previously served as an officer and director of some of Medallion’s wholly-owned subsidiaries. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University.

Henry L. Aaron has served as one of our directors since our founding. He is also a director of Medallion Financial Corp., a position he has held since November 2004. Mr. Aaron served as a director of Turner

Broadcasting System, Inc. from 1980 until its acquisition by Time Warner, Inc. in 1996. Mr. Aaron is currently Senior Vice President of Atlanta National League Baseball Club, Inc. Mr. Aaron sits on the board of directors of Retail Ventures, Atlanta Technical Institute, the Atlanta Falcons, and the Atlanta Braves. He is a member of the Board of Governors for Boys and Girls Clubs of America. Mr. Aaron is a recipient of the Presidential Medal of Freedom, the nation’s highest civilian award, awarded by President George W. Bush.

Mario M. Cuomo has served as one of our directors since our founding. He is also a director of Medallion Financial Corp., a position he has held since February 1996. Mr. Cuomo served as Governor of the State of New York from January 1983 through 1994. Mr. Cuomo has been of counsel in the law firm of Willkie Farr & Gallagher LLP since July 2002 and was a partner in Willkie Farr & Gallagher LLP from February 1995 through June 2002. Willkie Farr & Gallagher LLP serves as our counsel in connection with this offering. Mr. Cuomo received a B.A., summa cum laude, from St. John’s University and a J.D., magna cum laude, from St. John’s University School of Law.

Richard Mack has served as one of our directors since our founding. He is currently a Managing Director of the Apollo Real Estate Investment Funds where he is responsible for new investments and investment management. Mr. Mack is president of the non-profit HES Community Center, which serves the residents of Southeast Brooklyn. He also serves on the Board of Directors of the 92nd street Y. Mr. Mack is a member of the Executive Committee and the Advisory Board of Zell Lurie Real Estate Center at Wharton School of Business. Previously, he was a member of the Real Estate Investment Banking Department at Shearson Lehman Hutton. Mr. Mack received a B.S. in economics from the University of Pennsylvania’s Wharton School of Business and a J.D. from the Columbia University School of Law.

Advisors

Randel E. Vataha has served as one of our advisors since our founding. He is currently the President and a member of Game Plan LLC, a firm that he co-founded in 1995 to provide consulting and investment banking services to the sports and entertainment industry and retained by Medallion to assist it in connection with sports-related investments, including our efforts to identify a target business in the sports, leisure or entertainment industries. Prior to that, he served as Chief Executive Officer of Bob Woolf Associates Inc., beginning in March 1986. Mr. Vataha was employed by Korn-Ferry International from 1984 to March 1986. Mr. Vataha was also a co-founder of the United States Football League in 1981, co-owner of the Boston Breakers Football Club in 1983 and President of the New Orleans Football Club in 1984. Prior to his involvement with the United States Football League, he was the founder and owner of the Playoff Sports and Fitness Clubs from 1977 to 1981, after his retirement from the National Football League as a wide receiver with the New England Patriots and the Green Bay Packers. During his career in the National Football League, Mr. Vataha was the Player Representative for the New England Patriots during the 1974 season. Mr. Vataha received a B.A. in political science from Stanford University.

Robert L. Caporale has served as one of our advisors since our founding. He is currently the Chairman and a member of Game Plan LLC, a firm that he co-founded in 1995 to provide consulting and investment banking services to the sports and entertainment industry and retained by Medallion to assist it in connection with sports-related investments, including our efforts to identify a target business in the sports, leisure or entertainment industries. Prior to that, he served as an attorney practicing litigation, business and sports entertainment law. He has served as an attorney for a number of professional sports leagues and franchises, including the World Hockey Association, the Pittsburgh Penguins, the Florida Marlins, the Edmonton Oilers, the Quebec Nordiques, the Winnipeg Jets and the Hartford Whalers. He previously served as an Alternate Governor to the National Hockey League for the Pittsburgh Penguins. He was an attorney for the New Boston Garden Corporation in connection with the development and financing of a new sports arena that opened in Boston in 1995. He was the President and a partial owner of the Boston Breakers Football Club, one of the original franchises of the United States Football League, from 1982-1983. He is currently a member of the Board of Advisors of the Red Auerbach Youth Foundation and has previously served as a member of the Board of Governors of the Boston Stock

Exchange and as Chairman of the Sports and Entertainment Law Committee of the Boston Bar Association. Mr. Caporale received a B.A. from Tufts University and a J.D. from Boston College Law School.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Our Bylaws provide that the number of directors which may constitute the board of directors shall not be less than one or more than nine. Upon completion of this offering our board of directors will have five members. The term of office of the first class of directors, consisting of Mario M. Cuomo and Richard Mack, will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Henry L. Aaron and Jack Kemp, will expire at the second annual meeting following the completion of this offering. The term of office of the third class of directors, consisting of Andrew M. Murstein, will expire at the third annual meeting following the completion of this offering.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to identify and effect an acquisition.

Director Independence

Our board of directors has determined that Jack Kemp, Henry L. Aaron and Richard Mack are “independent directors” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Exchange Act.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Jack Kemp, Richard Mack and Andrew M. Murstein. Mr. Kemp will serve as the chairman of our audit committee. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. Although Mr. Murstein is not an independent member of our board of directors, pursuant to Rule 10A-3(b)(iv)(A)(2) promulgated under the Exchange Act, he will serve on the audit committee for up to one year from the effective date of the registration statement of which this prospectus is a part. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Murstein satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Kemp, Aaron and Mack, each of whom is an independent director as defined by the rules of the American Stock Exchange and the SEC. Mr. Kemp will serve as the chairman of our nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Compensation for Officers, Directors and Advisors

No executive officer has received any cash compensation for services rendered to us. Our Chief Executive Officer, Tony Tavares, is the President and Chief Executive Officer of ProEminent Sports, LLC. Pursuant to a consulting agreement between ProEminent Sports, LLC and Medallion Financial Corp., Mr. Tavares acts as a consultant to Medallion Financial Corp. for sports related investments and, included within the scope of his duties is his service to us. Our advisors, Robert Caporale and Randel Vataha, are Chairman and President, respectively, and each own 50% of the membership interests, of Game Plan LLC. Medallion Financial Corp. is party to an agreement with Game Plan LLC pursuant to which Game Plan LLC will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the sports, entertainment and leisure industries. We may separately engage Game Plan LLC in the future to provide consulting services to us in connection with identifying a target business in the sports, entertainment and leisure industries and consummating a business combination with such a target business. Our Vice Chairman and Secretary, Andrew M. Murstein, also serves as the President of Medallion Financial Corp. Our Chief Financial Officer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion Financial Corp. Other than the fees under these agreements and under any future agreement with Game Plan LLC into which we may enter and the compensation paid by Medallion Financial Corp. to these officers and advisors, in no event will any of our existing officers, directors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations. After a business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the discussion below as well as the previous section entitled “Management—Directors and Executive Officers” and “Risk Factors—Risks Related to our Business. Our officers, directors, advisors and founding stockholders currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.” Such officers, directors, advisors and founding stockholders may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

•

Our officers, directors, advisors and founding stockholders may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

To the extent that following this offering Medallion desires to continue to treat its investment in us as an investment in an eligible portfolio company in order to meet requirements applicable to BDCs and does so in reliance on its control of us, Medallion’s need to retain this control may influence its motivation, and those of its officers and directors who are also our officers and directors, in identifying and selecting a target acquisition and completing a business acquisition. Consequently, the discretion to be exercised by those officers and directors of Medallion who are also our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•

Since the founding stockholders own shares of our common stock which will be released from escrow only if a business combination is successfully completed and since the founding stockholders may own securities which will become worthless if a business combination is not consummated, our board, certain of whose members are founding stockholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Messrs. Murstein, Aaron and Cuomo each own shares, and serve on the Board of Directors, of Medallion. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition and timely completing a business combination.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, advisors, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Our directors, officers, advisors and founding stockholders may purchase shares of common stock as part of the units sold in this offering or in the open market. Our directors, officers, advisors and founding stockholders have agreed to vote any shares of common stock acquired by them in this offering in accordance with a majority of the public stockholders and any shares of common stock acquired by them after this offering in favor of a business combination.

•

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our founding stockholder may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our founding stockholder may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•

One of our directors, Mr. Cuomo, has been of counsel in the law firm of Willkie Farr & Gallagher LLP since July 2002 and was a partner in Willkie Farr & Gallagher LLP from February 1995 through June 2002. Willkie Farr & Gallagher LLP serves as our counsel in connection with this offering and, accordingly, Mr. Cuomo may have a conflict of interest in connection with this offering and any subsequent business combination that we may seek to consummate.

•

If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations and as more fully discussed below, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved. However, prior to the effective date of this prospectus each of our officers and directors will enter into an agreement with us and with the underwriter(s) whereby he agrees to present to us, prior to presentation to any other person or entity, opportunities to acquire entities, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director, subject to any pre-existing fiduciary or contractual obligation he has. The terms of these agreements may only be modified or waived by written instrument executed and delivered by the party against whom such modification or waiver is to be enforced. There can be no assurance that any such terms will not be modified or waived, which could result in the presentment of business opportunities to other entities before presentment to us; provided, however, neither the company nor the underwriters has any current intentions to permit such a modification or amendment.

Each of our officers and directors actively manages his personal investments, some of which are in the sports, leisure and entertainment industries. We are not precluded from acquiring a company in which our officers and directors have made an investment although we have agreed that any officer or director that has such an investment must recuse themselves from any discussion or approval with respect to same and not to consummate such a business combination with an entity that is affiliated (as defined in Rule 405 of the Securities Act) with our founding stockholders, officers or directors unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. that the business combination is fair to our stockholders from a financial point of view. We have implemented these policies in order to address any conflicts of interest that may exist either (i) between management of these personal investments and us or (ii) if we acquire a company in which our officers and directors have made a passive/minority investment.

In addition to both statutory and common law obligations of fiduciary responsibility, our officers and directors have agreed to give the company priority regarding any business opportunities, except as described above. In order to minimize potential conflicts of interest which may arise from other corporate affiliations that may arise in the future, prior to consummation of this offering, each of our officers and directors has agreed, except as described above, until the earliest of our consummation of a business combination, our liquidation or such time as he or she ceases to be an officer or director, (i) to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be deemed appropriate for our company based on the description in this registration statement of our proposed business or which is required to be presented to us under Delaware law, and (ii) that he or she shall not assist or participate with any other person or entity in the pursuit of or negotiation with respect to such business opportunity unless and until he or she receives written notice from us that we have determined not to pursue such business opportunity.

In the course of their other business activities, our officers and directors have not identified investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated.

In connection with the stockholder vote required to approve any business combination, our founding stockholders have agreed to vote the shares of common stock owned by each of them prior to or in this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following this offering, they will vote such acquired shares of common stock in favor of a business combination. Accordingly, our founding stockholders will not have the same right as public stockholders to vote any shares of common stock acquired by them in the open market with respect to a potential business combination (since each of them is required to vote in favor of a business combination). Additionally, our founding stockholders will not have conversion rights with respect to shares of common stock acquired during, including through the directed unit program, or subsequent to this offering (since each of them may not vote against a business combination), except upon our liquidation. In addition, with respect to shares of common stock owned by each of them prior to this offering, including the common stock underlying the founder warrants, they have agreed to waive their rights to participate in any liquidation including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares of common stock acquired in the open market.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our officers, directors, advisors or founding stockholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of founder warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering, except as provided below), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock
	Before the Offering		As Adjusted for the Offering and Private Placement(3)
Name and Address of Beneficial Owners(1)	Number of Shares(2)	Percentage of Common Stock	Number of Shares(2)	Percentage of Common Stock
Medallion Financial Corp.(4)	4,525,000	90.5%	4,525,000	18.1%
Kemp Partners(6)	100,000	2.0%	100,000	*
Tony Tavares(5)	250,000	5.0%	265,000	1.1%
Richard Mack	12,500	*	12,500	*
Andrew M. Murstein	0	0	0	0
Larry D. Hall	0	0	0	0
Henry L. Aaron	0	0	0	0
Mario M. Cuomo	0	0	0	0
All Directors and Officers as a Group (7 persons)(5)	362,500	7.25%	377,500	1.51%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the stockholders is 437 Madison Avenue, New York, New York 10022.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership. Assumes no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture, at no cost, of 750,000 shares previously sold to our founding stockholders.
(3)	Assumes only the sale of 20,000,000 units in this offering, but not the exercise of the 20,000,000 warrants comprising such units and the 5,000,000 founder warrants.
(4)	Mr. Murstein, our Vice Chairman and Secretary, is the President and a Director of Medallion Financial Corp. and, as of September 19, 2007, owned 1,621,667 shares of Medallion Financial Corp., approximately 9.29% of its issued and outstanding shares. As of September 19, 2007, Messrs. Aaron and Cuomo, each members of our Board of Directors and of the Board of Directors of Medallion Financial Corp., owned 4,333 and 6,000 shares, respectively, of Medallion Financial Corp., in each case, constituting less than one percent of its issued and outstanding shares.
(5)	Includes 15,000 shares Mr. Tavares plans to purchase in the directed unit program.
(6)	Kemp Partners is a limited liability company of which our Chairman, Mr. Kemp, owns 44% of the outstanding membership interests.

Certain of our founding stockholders have agreed that prior to the effective date of this prospectus, they will purchase in a private placement transaction 5,000,000 warrants from us at a price of $1.00 per warrant. These warrants which we refer to as the founder warrants cannot be sold or transferred by such founding stockholders until one year after the consummation of a business combination, except in certain limited circumstances. The $5,000,000 purchase price of the founder warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5,000,000 purchase price of the founder warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the founder warrants will become worthless.

Our founding stockholders have agreed to forfeit, at no cost, up to 750,000 shares of common stock in the event that the underwriters do not exercise all or a portion of their over-allotment option. Our founding stockholders have agreed with the underwriters to such forfeiture if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This forfeiture shall occur upon the earlier to occur of the expiration or the termination of the underwriters’ option to purchase 3,000,000 additional units to cover over-allotments. If the underwriters exercise their over-allotment option in full, our founding stockholders will not forfeit such shares. In accordance with their agreement with the underwriters, our founding stockholders will forfeit their shares only in an amount sufficient to cause our founding stockholders to maintain control over shares acquired prior to this offering and prior to the private placement in an amount equal to 20% of our outstanding shares after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option, but not including the shares underlying the warrants sold to certain of our founding stockholders in the private placement.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may, immediately prior to the consummation of this offering, effect a stock dividend in such amount to maintain the founding stockholders’ ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we may, immediately prior to the consummation of the offering effect a reverse split of our common stock to maintain the founding stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement.

All of the shares of common stock outstanding prior to the effective date of the registration statement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year following the consummation of a business combination; and

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target acquisition.

During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, our founding stockholders will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering, including the common stock underlying the founder warrants.

Medallion Financial Corp. may be deemed our “parent,” while it and each of our officers and directors may be deemed to be a “promoter” of us, as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 12, 2007, we issued 5,750,000 shares of our common stock to our founding stockholders listed below for $57,500 in cash, at a purchase price of $.01 per share. The numbers listed below assume no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture, at no cost, of 750,000 shares previously sold to our founding stockholders.

	Common Stock
	Before the Offering		As Adjusted for the Offering and Private Placement(3)
Name and Address of Beneficial Owners(1)	Number of Shares(2)	Percentage of Common Stock	Number of Shares(2)	Percentage of Common Stock
Medallion Financial Corp.(4)	4,525,000	90.5%	4,525,000	18.1%
Kemp Partners(5)	100,000	2.0%	100,000	*
Tony Tavares(6)	250,000	5.0%	265,000	1.1%
Richard Mack	12,500	*	12,500	*
Game Plan LLC(7)	100,000	2.0%	100,000	*
All Directors and Officers as a Group (5 persons)(6)	362,500	7.25%	377,500	1.51%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the stockholders is 437 Madison Avenue, New York, New York 10022.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership.
(3)	Assumes only the sale of 20,000,000 units in this offering, but not the exercise of the 20,000,000 warrants comprising such units and the 5,000,000 founder warrants.
(4)	Mr. Murstein, our Vice Chairman and Secretary, is the President and a Director of Medallion Financial Corp. and, as of September 19, 2007, owned 1,621,667 shares of Medallion Financial Corp., approximately 9.29% of its issued and outstanding shares. As of September 19, 2007, Messrs. Aaron and Cuomo, each members of our Board of Directors and of the Board of Directors of Medallion Financial Corp., owned 4,333 and 6,000 shares, respectively, of Medallion Financial Corp., in each case, constituting less than one percent of its issued and outstanding shares.
(5)	Kemp Partners is a limited liability company of which our Chairman, Mr. Kemp, owns 44% of the outstanding membership interests.
(6)	Includes 15,000 shares Mr. Tavares plans to purchase through the directed unit program.
(7)	Game Plan LLC is a limited liability company of which our advisor, Robert L. Caporale, is the Chairman and our advisor, Randel E. Vataha, is the President. Messrs. Caporale and Vataha each own 50% of the outstanding limited liability company interests of Game Plan LLC.

Immediately after this offering, including purchases through the directed unit program, assuming no exercise of the underwriters’ over-allotment option, our founding stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, our founding stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

Certain of our founding stockholders have agreed that prior to the effective date of this prospectus, they will purchase in a private placement transaction pursuant to Regulation D under the Securities Act, 5,000,000 warrants from us at a price of $1.00 per warrant. These warrants will not be sold or transferred by it until the completion of our initial business combination. The $5,000,000 purchase price of the founder warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5,000,000 purchase price of the founder warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the founder warrants will become worthless.

The holders of a majority of all of (i) the shares of common stock owned or held by our founding stockholders; and (ii) the shares of common stock issuable upon exercise of the founder warrants will be entitled to make up to three demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the founder warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our founder warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

Medallion has advanced an aggregate of approximately $352,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, FINRA registration fees, AMEX listing fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of September 4, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Our Chief Executive Officer, Tony Tavares, is the President and Chief Executive Officer of ProEminent Sports, LLC. Pursuant to a consulting agreement between ProEminent Sports, LLC and Medallion Financial Corp., Mr. Tavares acts as a consultant to Medallion Financial Corp. for sports related investments and, included within the scope of his duties is his service to us. Our advisors, Robert Caporale and Randel Vataha, are Chairman and President, respectively, and each own 50% of the membership interests, of Game Plan LLC. Medallion Financial Corp. is party to an agreement with Game Plan LLC pursuant to which Game Plan LLC will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the sports, entertainment and leisure industries. We may separately engage Game Plan LLC in the future to provide consulting services to us in connection with identifying a target business in the sports, entertainment and leisure industries and consummating a business combination with such a target business. Our Vice Chairman and Secretary, Andrew M. Murstein, also serves as the President of Medallion Financial Corp. Our Chief Financial Officer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion Financial Corp. Other than the fees under these agreements and under any future agreement with Game Plan LLC into which we may enter, the compensation paid by Medallion Financial Corp. to these officers and advisors and the reimbursable out-of-pocket expenses payable to our officers and directors, in no event will any of our existing officers, directors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of a business combination.

Our founding stockholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the applicable sports-related industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the applicable sports-related industry.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Prior to the effective date of the registration statement, 5,000,000 shares of common stock will be outstanding held by eight (8) stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, our founding stockholders have agreed to vote the shares of common stock owned by each of them prior to or in this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following this offering, they will vote such acquired shares of common stock in favor of a business combination.

In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both exercise their conversion rights discussed below and vote against the business combination. For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                     , 2009 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our founding stockholders have agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering, as well as the shares of common stock underlying the founder warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $5,000,000 from the purchase of the founder warrants by certain of our founding stockholders, inclusive of any interest (net of any interest previously distributed to us for working capital purposes and net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Our founding stockholders and other directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering, after this offering into a pro rata share of the trust account.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to the effective date of this prospectus, there will be 5,000,000 founder warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. The units will begin trading on or promptly after the date of this prospectus. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.

We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares of common stock issuable upon their exercise.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Certain of our founding stockholders have agreed to purchase 5,000,000 warrants from us at a price of $1.00 per warrant prior to the effective date of this prospectus. The founder warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that (i) such founder warrants will be placed in escrow and not released before, except in limited circumstances, one year from the consummation of a business combination, (ii) such founder warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the founder warrants will be non-redeemable so long as such founding stockholders hold them, and (iv) the founder warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law while remaining in escrow. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of sponsors in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our founding stockholders purchasing such warrants, such founding stockholders agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination has been increased. The purchase of our securities in a private placement also has the benefit of reducing any concerns about open-market purchases by affiliates present in certain other blank check offerings.

The securities held by our founding stockholders will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited by restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 25,750,000 shares of common stock outstanding, or 28,750,000 if the underwriters’ over-allotment option is exercised in full. If the underwriters’ over-allotment option is not exercised in full, our founding stockholders will forfeit, at no cost, a percentage of the 750,000 shares held by them that is equal to the quotient of (a) 3,000,000 minus the number of shares for which the underwriters exercise their over-allotment option, divided by (b) 3,000,000. The total number of shares of our common stock outstanding at such time will be reduced proportionately. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares of common stock will be eligible for sale under Rule 144 prior to September 12, 2008. Notwithstanding this restriction, these restricted shares of common stock have been placed in escrow and will not be transferable for a period of one year from the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 5,000,000 warrants outstanding that upon full exercise will result in the issuance of 5,000,000 shares of common stock to the holders of the founder warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under “—Registration Rights.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 257,500 shares of common stock immediately after this offering (or 287,500 if the over-allotment option is exercised in full); and

•

if the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

As of the date of this prospectus, such restricted shares would include the 5,000,000 shares of common stock purchased at inception by our founding stockholders and the 5,000,000 shares underlying the founder warrants.

Registration Rights

The holders of a majority of all of (i) the 5,000,000 shares of common stock owned or held by our founding stockholders; (ii) the 5,000,000 shares of common stock issuable upon exercise of the 5,000,000 founder warrants will be entitled to make up to three demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Amendments to Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•	a prohibition against completing a business combination if 30% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

•

the right of stockholders voting against a business combination to surrender their shares of common stock for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•	a requirement that in the event we do not consummate a business combination by , 2009 [24 months from the date of this prospectus] our corporate existence will cease;

•	a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to the business combination;

•

a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their conversion rights; and

•	the classification of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination unless the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering approve an amendment or modification to the foregoing provisions. Additionally our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date schedule to vote thereupon.

Listing

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols HMR.U, HMR and HMR.WS, respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware anti-takeover law

Pursuant to our certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code. This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) state, local or non-U.S. tax consequences, (b) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts or taxpayers whose functional currency is not the U.S. dollar, or (c) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment.

This discussion is based on current Federal income tax laws as in effect on the date hereof, which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the Internal Revenue Service (“IRS”) or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is only a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income tax laws, any state, local, or non-U.S. tax laws and any applicable tax treaty.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially similar to the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. For purposes of determining the tax basis for each such share and warrant, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions. If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied. Subject to certain limitations including a holding period requirement, dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010. It is unclear whether the conversion rights with respect to the common stock that are described under “Proposed Business—Effecting a Business Combination—Conversion Rights” will affect a U.S. holder’s ability to satisfy the holding period requirements for the dividends-received deduction or the preferential capital gain tax rate on dividend income with respect to the time period prior to the approval of an initial business combination. However, we do not expect to pay any dividends during such time.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock. In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (including a liquidation in the event we do not consummate a business combination within the required time period) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. The deduction of capital losses is subject to limitations.

Any gain realized by a non-U.S. holder upon the sale, exchange, or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock.

Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gain of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation.” Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock. In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described under—”Dividends and Distributions” above. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if all of the shares of our stock actually and constructively owned by the holder are converted. The conversion of the common stock will be “not essentially equivalent to a dividend”

if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of exercising a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to the adjusted basis of stock held by related persons whose stock is constructively owned by the holder.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant. Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant and the exercise price. The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Call, or Expiration of a Warrant. Upon a sale, exchange (other than by exercise), call, expiration, or other taxable disposition of a warrant, a U.S. holder will be required to recognize gain or loss in an amount equal to the difference between (i) the amount , if any, realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder’s tax basis in the warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition. The deductibility of capital losses is subject to certain limitations.

The federal income tax treatment of a non-U.S. holder’s gain recognized on a sale, exchange, or redemption of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gain recognized on a taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriters. Banc of America Securities LLC is acting as the sole book-running manager of the offering and the representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of Units
Banc of America Securities LLC
Total	20,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $             per unit to selected dealers. The underwriters may also allow, and those dealers may re-allow, a concession of not more than $             per unit to some other dealers. If all the units are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

After we consummate a business combination, we intend to use our best efforts to maintain the effectiveness of our registration statement in order to allow exercise of the publicly traded warrants. We will file post-effective amendments to our registration statement in order to reflect in the prospectus any facts or events which arise after the effective date of our registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in our registration statement.

Option to Purchase Additional Units

We have granted the underwriters an option to purchase up to 3,000,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of the option.

Discounts, Commissions and Expenses

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Us
	No Exercise	Full Exercise
Per Unit(1)	$0.40	$0.40

Total(1)	$8,000,000	$9,200,000

(1)	Excludes deferred underwriting discounts equal to 3.0% of the gross proceeds or $6,000,0000 ($6,900,000 if the underwriters’ option to purchase additional units is exercised in full) or $0.30 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon consummation of our initial business combination. If we do not consummate an initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

The expenses of the offering that are payable by us are estimated to be $1,250,000 (excluding the underwriting discounts and commissions), but including the aggregate amount of $500,000 of expenses we have incurred in this offering for which the underwriters have agreed to reimburse us.

Listing

There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol HMR.U on or promptly after the date of this prospectus. Upon separate trading of the securities comprising the units, we anticipate that the common stock and the warrants will be listed on the American Stock Exchange under the symbols HMR and HMR.WS, respectively.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our units in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units as referred to above.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representatives may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount and commissions on units sold by them and purchased by the representatives in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market or otherwise.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units being offered.

IPO Pricing

Prior to this offering, there has been no public market for any of our securities. The initial public offering price of the units and the terms of the warrants was negotiated between us and the representative of the underwriters. Among the factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, were:

•	the history of, and prospects of companies whose principal business is the acquisition of other businesses

•	prior offerings of those companies

•	our prospects for acquiring an operating business at attractive values

•	our capital structure

•	an assessment of our management and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets;

•	our executive officers’ estimate of our operating expenses for the next 24 months; and

•	other factors deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Directed Unit Program

At our request, the underwriters have reserved up to                  units for sale at the initial public offering price through a directed unit program to our founding stockholders and persons who are directors, officers or employees, or who are otherwise associated with our founding stockholders. Mr. Tavares has informed us that he intends to purchase 15,000 units through the directed unit program. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units.

Indemnification

We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Selling Restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers units or has in its possession or distributes the prospectus.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the units to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any units may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances falling within Article 3 (2) of the Prospectus Directive, provided that no such offer of units shall result in a requirement for the publication by the company or the Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the units that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no units have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations there-under; none of this prospectus or any other materials related to the offering or information contained therein relating to the units has been released, issued or distributed to the public in France except to

Permitted Investors; and the direct or indirect resale to the public in France of any Securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

The underwriter acknowledges that:

(1)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(2)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

The prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive, and the provisions above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates

The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which services they have received, and may in the future receive, customary fees.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that if no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters compensation in connection with this offering.

LEGAL MATTERS

Willkie Farr & Gallagher LLP, New York, New York is passing on the validity of the securities offered in this prospectus. One of our directors, Mr. Cuomo, has been of counsel to Willkie Farr & Gallagher LLP since July 2002 and was a partner in Willkie Farr & Gallagher LLP from February 1995 through June 2002. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Sports Properties Acquisition Corp., as of September 19, 2007 and for the period from July 3, 2007 (inception) to September 19, 2007, appearing in this prospectus and registration statement have been audited by Weiser LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

SPORTS PROPERTIES ACQUISITION CORP.

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sports Properties Acquisition Corp.

We have audited the accompanying balance sheet of Sports Properties Acquisition Corp. (a corporation in the development stage) as of September 19, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from July 3, 2007 (inception) to September 19, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sports Properties Acquisition Corp. as of September 19, 2007, and the results of its operations and its cash flows for the period from July 3, 2007 (inception) to September 19, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Sports Properties Acquisition Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had no revenues, a working capital deficiency, and a deficit accumulated during the development stage which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weiser LLP

WEISER LLP

New York, New York

September 26, 2007

SPORTS PROPERTIES ACQUISITION CORP.

(a corporation in the development stage)

Balance Sheet

September 19, 2007

Assets
Current assets—cash	$257,500
Deferred offering costs	251,882

Total assets	$509,382

Liabilities and stockholders’ equity
Current liabilities
Accrued expenses	$50,000
Due to affiliate	152,093
Note payable to affiliate	200,000

Total current liabilities	402,093

Commitments

Stockholders’ equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.001 par value, 50,000,000 shares authorized; 5,750,000 shares issued and outstanding	5,750
Additional paid-in capital	106,539
Deficit accumulated during the development stage	(5,000)

Total stockholders’ equity	107,289

Total liabilities and stockholders’ equity	$509,382

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

SPORTS PROPERTIES ACQUISITION CORP.

(a corporation in the development stage)

Statement of Operations

For the period from July 3, 2007 (Inception) to September 19, 2007

Organization costs	$5,000

Net loss	$(5,000)

Net loss per share—basic and diluted	$(0.00)

Weighted average shares outstanding—basic and diluted	5,750,000

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

SPORTS PROPERTIES ACQUISITION CORP.

(a corporation in the development stage)

Statement of Stockholders’ Equity

For the period from July 3, 2007 (Inception) to September 19, 2007

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Shares issued on September 12, 2007 at $0.01 per share for cash	5,750,000	$5,750	$51,750	—	$57,500
Net loss	—	—	—	$(5,000)	(5,000)
Offering expenses contributed by affiliate	—	—	54,789	—	54,789

Balance at September 19, 2007	5,750,000	$5,750	$106,539	$(5,000)	$107,289

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

SPORTS PROPERTIES ACQUISITION CORP.

(a corporation in the development stage)

Statement of Cash Flows

For the period from July 3, 2007 (Inception) to September 19, 2007

Cash flows from operating activities
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities
Organizational expenses paid by affiliate	5,000

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from note payable to affiliate	200,000
Proceeds from sale of stock	57,500

Net cash provided by financing activities	257,500

Net increase in cash	257,500
Cash at beginning of period	—
Cash at end of period	$257,500

Supplemental schedule of non-cash financing activities
Accrual of deferred offering costs	$197,093

Offering expenses contributed by affiliate	54,789

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the financial statements.

SPORTS PROPERTIES ACQUISITION CORP.

(a corporation in the development stage)

Notes to Financial Statements

September 19, 2007

Note 1—Organization and Nature of Business Operations

Sports Properties Acquisition Corp., a development stage company (the Company), was incorporated in Delaware on July 3, 2007 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more existing operating businesses in the sports and entertainment industries.

At September 19, 2007, the Company had not commenced any operations. All activity through September 19, 2007 related to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (Proposed Offering) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. As used herein, a Business Combination shall mean the acquisition of one or more businesses that at the time of the Company’s initial business combination has a fair value of at least 80.0% of the Company’s assets held in the Trust Account (Trust Account), excluding the deferred underwriting discounts and commissions from the proposed offering of $6,000,000 ($6,900,000 if the over-allotment option is exercised in full) and taxes payable.

Upon closing of the Proposed Offering, approximately 98.0% of the proceeds ($196,075,000, or $224,875,000 if the over-allotment option is exercised in full) of this offering will be placed in a Trust Account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the Trust Account will include the deferred underwriting discount of $6,000,000 ($6,900,000 if the over-allotment option is exercised in full) that will be released to the underwriters on completion of a Business Combination (subject to a $0.30 per share reduction for public stockholders who exercise their conversion rights). Interest (net of taxes) earned on assets held in the Trust Account will remain in the Trust Account. However, up to $2,250,000 of the interest earned on the Trust Account (net of taxes payable on such interest) may be released to the Company to cover a portion of the Company’s operating expenses.

The Company will seek stockholder approval before it will effect any Business Combination. The Company will proceed with a Business Combination only if a majority of the shares of common stock sold as part of the units in the Proposed Offering or in the aftermarket (the Public Stockholders) are voted in favor of the Business Combination and Public Stockholders owning no more than 29.9% of the shares sold in the Public Offering vote against the Business Combination and exercise their right to convert their shares into a pro rata share of the aggregate amount then on deposit in the Trust Account and a majority of the outstanding shares of the Company’s common stock vote in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for its perpetual existence, see Note 7.

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the Trust Account including the deferred underwriter’s discount, and including any interest earned on their portion of the Trust Account, net of up to $2,250,000 of the net interest income earned on the Trust Account which may be released to the Company to cover a portion of the Company’s operating expenses and income taxes payable thereon if a Business Combination is approved and completed.

Public Stockholders who convert their stock into their share of the Trust Account will continue to have the right to exercise any warrants they may hold.

The Company will liquidate and promptly distribute only to its Public Stockholders the amount in the Trust Account, less any income taxes payable on interest income, plus any remaining net assets, if the Company does not effect a Business Combination within 24 months after consummation of the Proposed Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering.

Going Concern Consideration

At September 19, 2007, the Company had $257,500 in cash and negative working capital of ($144,593). Further, the Company had no revenues and has incurred, and expects to continue to incur, significant costs in pursuit of its principal operations, resulting in a loss. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offering and a Business Combination are consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the 24 months from the consummation of the Proposed Offering. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Note 2—Summary of Significant Accounting Policies

Net Loss per Common Share

Net loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times exceeds the Federal Depository Insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the US requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has recorded a deferred tax asset for the tax effect of temporary differences of $1,700. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 19, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance of $1,700.

Deferred Offering Costs

Deferred offering costs consist of legal fees of $182,093, consulting fees paid to certain founding stockholders of $54,789, and accounting fees of $15,000 incurred through the balance sheet date that relate to the Proposed Offering and that will be charged to stockholders’ equity upon completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Recently Issued Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 20,000,000 units (Units) at a price of $10.00 per unit (plus an additional 3,000,000 units solely to cover the underwriter’s over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50, commencing upon the later of the completion of a Business Combination or one year from the date of this prospectus, and expiring four years from the date of this prospectus, unless earlier redeemed. The warrants will be redeemable at the Company’s option, at a price of $0.01 per warrant upon 30 days’ written notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the warrant agreement relating to the warrants to be sold as part of the units in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of a registration statement for the shares underlying the warrants. If a registration statement is not effective, the Company cannot redeem the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3% of the underwriting discount will not be payable unless and until the Company completes a Business Combination, and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The underwriters have agreed to reimburse the Company for $500,000 of offering expenses.

Note 4—Note Payable to Affiliate, Related Party Transactions, and Commitments

The Company issued a $200,000 unsecured promissory note to Medallion Financial Corp (Medallion), its sponsor, on September 4, 2007. The note is non-interest bearing and is payable on the earlier of the consummation of the offering by the Company or September 4, 2008. Due to the short-term nature of the note, the carrying value of the note approximates its fair value. As of September 19, 2007, Medallion owned 90.5% of the outstanding equity interests in the Company, with the balance held by the other founding stockholders. In addition, Medallion has paid $206,882 on the Company’s behalf for various organizational and offering expenses, $152,093 which has been recorded as a liability of the Company to Medallion, and $54,789 which has been recorded as additional paid-in capital.

The Company incurred legal fees of approximately $187,000 during the period from July 3, 2007 (inception) to September 19, 2007 with a law firm in which a member of the Company’s Board of Directors is senior counsel.

The Company presently occupies office space provided by Medallion, which has agreed that until the Company consummates a Business Combination, it will make such office space as may be required, as well as certain office and secretarial services, available to the Company. The Company has agreed to pay $7,500 a month in total for office space and general and administrative services to Medallion. Services will commence on the effective date of the offering and will terminate upon the earlier of (i) the completion of a Business Combination, or (ii) the Company’s liquidation.

Certain officers and directors of Medallion are also officers and directors of the Company.

Pursuant to letter agreements which the founding stockholders will enter into with the Company and the underwriters, the founding stockholders will waive their right to receive any distributions with respect to their founding shares should the Company be liquidated.

Medallion has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors, service providers, or other entities that are owed money by the Company for services rendered or contracted for, or for products sold to the Company.

In the event of liquidation, the Company will pay the costs of liquidation from the remaining assets outside of the Trust Account. To the extent such funds are not available, Medallion has agreed to provide the Company the necessary funds (currently anticipated to be no more than approximately $50,000 in the event that the Company’s corporate existence ceases by operation of law), and have agreed not to seek repayment for such expenses.

Medallion, the Company’s primary stockholder, has agreed to acquire 4,900,000 warrants to purchase 4,900,000 shares of common stock from the Company and Tony Tavares, the Company’s President and Chief Executive Officer, has agreed to acquire 100,000 warrants to purchase 100,000 shares of common stock from the Company, in each case, at a price of $1.00 per warrant for a total of $5,000,000 in a private placement prior to the completion of this offering. Medallion and Tony Tavares have each further agreed that they will not sell or transfer these warrants until after the Company consummates a Business Combination.

The Company’s founding stockholders are entitled to require the Company to register their shares of common stock at any time after their shares of common stock or warrants are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. In addition, the founding stockholders and the holders of the founder warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 5—Common Stock

As of September 19, 2007, 5,750,000 shares of common stock are outstanding, 90.5% held by Medallion, and the balance held by the other founding stockholders. On September 12, 2007, the Company issued 5,750,000 shares for $57,500 in cash, for a purchase price of $0.01 per share. If the underwriters’ over-allotment option is not exercised in full, the founding stockholders will forfeit the number of shares up to the 750,000 over-allotment shares previously sold to the founding stockholders, proportionate to the percentage of the underwriters’ over-allotment option not exercised, at no cost to the Company.

Note 6—Preferred Stock

The Company is authorized to issue 1,000,000 shares of $0.001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 7—Subsequent Event

On September 25, 2007, the Company’s board of directors and stockholders approved an increase in the authorized common shares from 50,000,000 to 100,000,000, and indicated the Company’s existence shall terminate two years from the date of the offering. The amended and restated certificate of incorporation reflecting the approved increase in the number of shares of common stock and term of corporate existence will be filed with the Secretary of State in the State of Delaware upon consummation of the public offering.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

20,000,000 Units

Sports Properties Acquisition Corp.

Prospectus

                    , 2007

Banc of America Securities LLC

Until             , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$1,000
Initial Escrow Agent Fee	3,500
SEC registration fee	12,357
FINRA filing fee	40,750
Accounting fees and expenses	200,000
Printing and engraving expenses	200,000
Legal fees and expenses	450,000
AMEX listing fees and expenses	75,000
Miscellaneous(2)	267,393

Total(3)	$1,250,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $12,000 for acting as transfer agent and warrant agent of the registrant’s common stock and warrants, respectively.
(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.
(3)	Includes $500,000 of offering expenses for which the underwriters have agreed to reimburse us.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares(1)
Medallion Financial Corp.(2)	5,203,750
Kemp Partners(3)	115,000
Tony Tavares	287,500
Richard Mack	14,375
Game Plan LLC(4)	115,000
Doug Ellenoff	14,375
Total	5,750,000

(1)	To the extent that the underwriters do not exercise their over-allotment option, our founding stockholders will be obligated to forfeit, at no cost, up to 750,000 of such shares on a pro rata basis.
(2)	Mr. Murstein, our Vice Chairman and Secretary, is the President and a Director of Medallion Financial Corp. and, as of September 19, 2007, owned 1,621,667 shares of Medallion Financial Corp., approximately 9.29% of its issued and outstanding shares. Our Chief Executive Officer, Tony Tavares, is an employee of ProEminent Sports, LLC. Pursuant to a consulting agreement between ProEminent Sports, LLC and Medallion Financial Corp., Mr. Tavares acts as a consultant to Medallion Financial Corp. for sports related investments and, included within the scope of his duties is his service to the Company. Our advisors, Robert Caporale and Randel E. Vataha, are Chairman and President, respectively, and each own 50% of the membership interests, of Game Plan LLC. Medallion Financial Corp. is party to an agreement with Game Plan LLC pursuant to which Game Plan LLC will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the sports, entertainment and leisure industries. Our Chief Financial Officer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion Financial Corp. As of September 19, 2007, Messrs. Aaron and Cuomo, each members of our Board of Directors and of the Board of Directors of Medallion Financial Corp., owned 4,333 and 6,000 shares, respectively, of Medallion Financial Corp., in each case, constituting less than one percent of its issued and outstanding shares.
(3)	Kemp Partners is a limited liability company of which our Chairman, Mr. Kemp, owns 44% of the outstanding membership interests.
(4)	Game Plan LLC is a limited liability company of which our advisor, Bob Caporale, is the Chairman and our advisor, Randel E. Vataha, is the President. Messrs. Caporale and Vataha each own 50% of the outstanding limited liability company interests of Game Plan LLC.

Such shares of common stock were issued on September 12, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act, as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the persons above were sold for an aggregate offering price of $57,500 at a purchase price of $.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

Prior to the effective date of this prospectus certain of our founding stockholders will purchase 5,000,000 founder warrants from us. These founder warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to an “accredited investor” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. Certain of our founding stockholders have entered into a private placement subscription agreement with us in connection with these founder warrants, which is attached as an exhibit hereto.

Our founding stockholders have agreed to forfeit, at no cost, up to 750,000 shares of common stock in the event that the underwriters do not exercise all or a portion of their over-allotment option. Our founding stockholders have agreed with the underwriters to such forfeiture if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This forfeiture shall occur upon the earlier to occur of the expiration or the termination of the underwriters’ option to purchase 3,000,000 additional units to cover over-allotments. If the underwriters exercise their over-allotment option in full, our founding stockholders will not forfeit such shares. In accordance with their agreement with the underwriters, our founding stockholders will forfeit their shares only in an amount sufficient to cause our founding stockholders to maintain control over shares acquired prior to this offering and prior to the private placement in an amount equal to 20% of our outstanding shares after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option, but not including the shares underlying the founder warrants sold to certain of our founding stockholders in the private placement.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may, immediately prior to the consummation of the offering, effect a stock dividend in such amount to maintain the founding stockholders’ ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we may, immediately prior to the consummation of the offering, effect a reverse split of our common stock to maintain the founding stockholder’s ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page, which is incorporated by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of September, 2007.

SPORTS PROPERTIES ACQUISITION CORP.

By:	/s/ JACK KEMP
Name:	Jack Kemp
Title:	Chairman

The undersigned directors and officers of Sports Properties Acquisition Corp. hereby constitute and appoint Andrew M. Murstein and Larry D. Hall and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ JACK KEMP Jack Kemp	Chairman	September 27, 2007

/s/ TONY TAVARES Tony Tavares	President and Chief Executive Officer (Principal Executive Officer)	September 27, 2007

/s/ LARRY D. HALL Larry D. Hall	Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2007

/s/ ANDREW M. MURSTEIN Andrew M. Murstein	Vice Chairman and Secretary	September 27, 2007

/s/ HENRY L. AARON Henry L. Aaron	Director	September 27, 2007

/s/ MARIO M. CUOMO Mario M. Cuomo	Director	September 27, 2007

/s/ RICHARD MACK Richard Mack	Director	September 27, 2007

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1.1	Certificate of Incorporation.

3.1.2	Form of Amended and Restated Certificate of Incorporation

3.2	By-laws.

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Willkie Farr & Gallagher LLP.*

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and the Founding Stockholders.

10.3	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders.

10.4	Form of Letter Agreement between the Registrant and each Founding Stockholder, Officer, Director or Advisor.

10.5	Form of Administrative Services Agreement between the Registrant and Medallion.

10.6	Form of Subscription Agreement for warrants between the Registrant and Certain Founding Stockholders

10.7	Subscription Agreement for common stock between the Registrant and Medallion dated September 12, 2007

10.8	Subscription Agreement for common stock between the Registrant and Kemp Partners dated September 12, 2007

10.9	Subscription Agreement for common stock between the Registrant and Tony Tavares dated September 12, 2007

10.10	Subscription Agreement for common stock between the Registrant and Richard Mack dated September 12, 2007

10.11	Subscription Agreement for common stock between the Registrant and Game Plan LLC dated September 12, 2007

10.12	Subscription Agreement for common stock between the Registrant and Doug Ellenoff dated September 12, 2007

10.13	Promissory Note, dated September 4, 2007, issued to Medallion in the amount of $200,000.

10.14	Charter of the Audit Committee of the Board of Directors.

10.15	Charter of the Nominating Committee of the Board of Directors.

14	Code of Business Conduct and Ethics.

23.1	Consent of Weiser LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).*

24	Power of Attorney (Included on Signature Page).

*	To be filed by amendment.